Exhibit 99.2.2

This document is a free translation. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail.

This document contains information with respect to the proposed merger of shares (incorporação de ações) under Brazilian law of Omega Geração S.A. (“Omega Geração”) by Omega Energia S.A. (“Omega Energia”).

Omega Geração and Omega Energia are Brazilian companies. Information distributed in connection with the proposed merger of shares (incorporação de ações) under Brazilian law of Omega Geração by Omega Energia is subject to Brazilian disclosure requirements that are different from those of the United States. Any financial statements or financial information included herein has been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed merger of shares, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares of the companies otherwise than through the proposed merger of shares, such as in open market or privately negotiated purchases.

Special Note Regarding Forward-Looking Statements:

This document contains certain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “anticipates”, “believes”, “estimates”, “expects”, “plans” and similar expressions, as they relate to Omega Geração and Omega Energia, are intended to identify forward-looking statements. Such statements reflect the current views of management and are subject to a number of risks and uncertainties. The statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, and operating factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations.

Undue reliance should not be placed on such statements. Forward-looking statements speak only for the date they are made.

PRIVATE INSTRUMENT OF PROTOCOL AND JUSTIFICATION FOR THE MERGER OF SHARES ISSUED BY OMEGA GERAÇÃO S.A. BY OMEGA ENERGIA S.A. entered into between
OMEGA ENERGIA S.A.
September 24, 2021.

OMEGA GERAÇÃO S.A.

PRIVATE INSTRUMENT OF PROTOCOL AND JUSTIFICATION OF MERGER OF
SHARES OF OMEGA GERAÇÃO S.A. BY OMEGA ENERGIA S.A.

By this private instrument, and in the best form of law, the parties,

(i)                 OMEGA GERAÇÃO S.A., a corporation, with its principal place of business in the city of Belo Horizonte, in the State of Minas Gerais, at Avenida Barbacena, 472, sala 401, bairro (district) Barro Preto, CEP (Zipcode) 30190-130, with its articles of incorporation registered with the Commercial Registry of the State of Minas Gerais ("JUCEMG") under NIRE (State Registration Number) 31.300.093.10-7, registered in the National Register of Legal Entities of the Ministry of Economy ("CNPJ") under No 09.149.503/0001-06, registered with the Brazilian Securities Commission ("CVM") as a category "A" publicly-held company, represented herein under its articles of incorporation ("Omega Geração" or "Merged Company"); and

(ii)               OMEGA ENERGIA S.A. (the former Nk 124 Empreendimentos e Participações SA), a corporation, with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Elvira Ferraz, No 68, 12th floor, conjuntos No 123 and 124, Bairro Vila Olímpia, CEP 04.552-040, with its organizational documents registered with the Commercial Registry of the State of São Paulo (“JUCESP”) under NIRE 35.300.571.851, registered with the CNPJ under No 42.500.384/0001 -51, represented herein under its articles of incorporation (“Omega Energia” or “Merging Company”); and

Omega Energia and Omega Geração, jointly, hereinafter simply referred to as "Parties" and individually as "Party",

And, also, as intervening parties:

(iii)             LAMBDA 3 FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA, an equity investment fund organized as a private condominium, registered with the CNPJ under No 16.728.464/0001-59, herein represented by its manager, pursuant to its regulation ("FIP Lambda");

(iv)             LAMBDA ENERGIA S.A., a corporation, with its principal place of business in the City of Belo Horizonte, in the State of Minas Gerais, at Avenida Barbacena, 472, 4th floor, room 406 - parte, bairro Barro Preto, CEP 30190-130, with its articles of incorporation filed at JUCEMG under NIRE 31.300.121.86-1, registered with the CNPJ under No 30.881.433/0001-64, herein represented under its articles of incorporation ("Lambda");

(v)              LAMBDA II ENERGIA S.A., a corporation, with its principal place of business in the city of Belo Horizonte, in the State of Minas Gerais, at Avenida Barbacena, 472, 4th floor, parte, bairro Barro Preto, CEP 30190-130, with its articles of incorporation filed at JUCEMG under NIRE 31.300.126.145, registered with the CNPJ under No 34.216.487/0001-66, herein represented under its articles of incorporation ("Lambda II");

(vi)            LAMBDA III ENERGIA S.A., a corporation, with its principal place of business in the City of Belo Horizonte, in the State of Minas Gerais, at Avenida Barbacena, 472, 4th floor, parte, bairro Barro Preto, CEP 30190-130, with its articles of incorporation filed at JUCEMG under NIRE 31.300.126.153, registered with the CNPJ under No 34.216.524/0001-36, herein represented under its articles of incorporation ("Lambda III" and, jointly with FIP Lambda, Lambda, and Lambda II, the "Lambda Entities"); and

(vii)           TARPON GESTORA DE RECURSOS LTDA., a corporation, with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida Magalhaes de Castro, 4800, conjuntos 121, 122, 123, e 124, 12th floor, Torre I, CEP 05676-120, with its articles of incorporation filed with the Commercial Registry of the State of São Paulo, under NIRE 35.232.576.431, registered with the CNPJ under No 14.841.301/0001-52, represented herein under its articles of association ("Tarpon Gestora"),

P R E A M B L E

(i)                WHEREAS, on September 21, 2021, the shareholders' meeting of Omega Energia approved, among other matters, the share capital increase of Omega Energia, in the amount of BRL 102.646.603.83, through the issuance of 102.646.603 new common shares, registered and without par value, fully subscribed by FIP Lambda and MAKO Fundo de Investimento em Participações Multiestratégia - Investimento no Exterior, an equity investment fund organized as a private condominium, registered with the CNPJ under No 38.348.815/0001-39, a fund managed by Tarpon Gestora ("FIP Mako"), and paid in through the contribution of 102.646.601 common shares, registered, book-entry, and without par value, representing 100% of the total and voting share capital of Omega Desenvolvimento S.A. ("omega Desenvolvimento"), subject to the condition precedent of the granting of registration as a category "A" publicly-held company with the CVM ("Registration Application"), of the listing of the issuer on B3 and the acceptance of its shares in the special segment of the stock market of B3 S.A. — Brasil, Bolsa, Balcão ("B3") referred to as Novo Mercado ("Listing Applications") ("Capital Increase - OD");

(ii)              WHEREAS, on September 24, 2021, the shareholders' meeting of Omega Energia approved,

among other matters: (a) making the Registration Application and Listing Applications; and (b) the amendment of Omega Energia's articles to include provisions compatible with a publicly-held company in accordance with Novo Mercado rules ("Amendment to the Articles of Omega Energia");

(iii)            WHEREAS, on September 24, 2021, the shareholders' meeting of Omega Energia approved, among other matters, the share capital increase of Omega Energia in the amount of BRL 1,338,393,231.38, with the issue of 109,711,038 new common shares, registered and without par value, fully subscribed by Lambda Entities and Tarpon Gestora Vehicles, and paid in through the contribution of 73,640,375 common shares, registered, book-entry, and without par value, issued by Omega Geração, under a condition precedent of granting Omega Energia's registration as a publicly-held company with CVM and acceptance of Omega Energia's shares traded on the stock exchange market managed by B3 ("Capital Increase - OG" and, jointly with the Capital Increase - OD, "Capital Increases");

(iv)            WHEREAS Omega Desenvolvimento explores the activities of holding interests and development, directly or through a joint venture (partnership), consortium, or any other company in which the Company holds interest in the share capital, in renewable electric power assets, but not limited to, small hydroelectric power plants (SHP), wind farms (CGE), and biomass-fired solar and thermoelectric plants (UTE), as well as in other companies, and ancillary activities to the fulfillment of its corporate purpose ("Development Businesses");

(v)              WHEREAS Omega Geração carries out exploitation activities (directly or through interests in another company) of renewable electric power assets that have already reached the operational stage, of energy trading, as well as ancillary activities necessary to fulfill its corporate purpose ("Generation Businesses");

(vi)            WHEREAS, once the Capital Increases have been carried out, Omega Energia shall be a holding company consolidating investments covering the Development Businesses and Generation Businesses, and the exclusive vehicle for the current controllers of Omega Geração, as long as they remain controllers of Omega Energia, for exploitation of the Development Businesses in Brazil;

(vii)           WHEREAS Omega Geração is a category "A" publicly-held company with shares traded in B3's Novo Mercado under the trading code (ticker) "OMGE3";

(viii)         WHEREAS Omega Energia shall be a publicly-held company registered in category "A" with the CVM and shall have its shares traded on Novo Mercado;

(ix)             WHEREAS, once the Capital Increases are carried out, Omega Energia shall be the direct parent company of Omega Geração;

(x)               WHEREAS Omega Energia wishes to offer to the current non-controlling shareholders of Omega Geração the possibility of participating in the restatement of the Development Business and Generation Business by becoming shareholders of Omega Energia;

(xi)             WHEREAS the proposed participation of Omega Geração's shareholders in Omega Energia covers the merger of Omega Geração's shares by Omega Energia, with the assignment of new common shares, registered, book-entry, and without par value, to Omega Geração's shareholders (except Omega Energia), proportionally to their respective interests held in the share capital of Omega Geração, which shall be converted into a wholly-owned subsidiary of Omega Energia;

(xii)           WHEREAS, if the merger of shares is approved by the shareholders' meetings of the Parties, on the Closing Date (as defined in Section 19.5 below), Omega Geração shall become a wholly-owned subsidiary of Omega Energia and the shareholding bases of the companies shall be unified;

(xiii)         WHEREAS granted options by Omega Geração were exercised within the scope of the "Second Stock Option Grant Plan", approved by the shareholders' meeting of Omega Geração held on May 12, 2017 ("Second Plan"), for the acquisition of 137,158 shares ("Options");

(xiv)        WHEREAS, as the Options were exercised by the beneficiaries but the corresponding shares have not yet been delivered, 137,158 new Omega Geração's common shares, registered, book-entry, and without par value, shall be issued and subscribed by the beneficiaries of Options before the Merger of Shares in Omega Geração by Omega Energia;

(xv)           WHEREAS, on April 30, 2021, Omega Geração’s extraordinary and ordinary general shareholders’ meeting approved, among other matters, (a) the merger of Santa Vitória do Palmar Holding S.A. (“SVP” and “SVP Merger”); (b) the merger of Eólica Chuí IX S.A. (“Chuí IX”), Eólica Hermenegildo I S.A. (“Hermenegildo I”), Eólica Hermenegildo II S.A. (“Hermenegildo II”), and Eólica Hermenegildo III S.A. (“Hermenegildo III” and the “Merger of Lot 2 SPEs — Chuí”);

(xvi)         WHEREAS, once the conditions precedent to the SVP Merger have been met, 3,236,607 new common shares, registered, book-entry, and without par value of Omega Geração shall be issued on behalf of SVP's shareholder;

(xvii)        WHEREAS once the conditions precedent to the Lot 2 Merger - Chuí have been met, 373 new common shares, registered, book-entry, and without par value of Omega Geração shall be issued on behalf of the merged companies' shareholder;

(xviii)      Whereas, pursuant to CVM Guidance Opinion No 35 ("Opinion 35"), Lambda Entities and Tarpon Gestora, as the manager of Tarpon Vehicles, shall only exercise their voting rights at the shareholders' meeting of Omega Geração that decide on the merger of shares if approved by the majority of the non-controlling shareholders attending it, and, if necessary to complete the deliberative majority legally provided for, the decision to carry out the merger of shares shall be exclusive to Omega Geração's non-controlling shareholders,

RESOLVE to enter into, pursuant to articles 224, 225, 226, 252, and 264 of the Brazilian Corporations Act and the rules in CVM Instruction No 565, of June 15, 2015, ("ICVM 565"), this "Instrument of Protocol and Justification of the Merger of Shares of Omega Geração S.A. by Omega Energia S.A.", subject to the terms, sections, and conditions set forth below ("Protocol and Justification" ):

SECTION 1

INTERPRETATION AND DEFINITIONS

1.1             Interpretation. The titles and headings of this Protocol and Justification are for reference only and shall not limit or affect the meaning given to the Section to which they refer.

1.1.1	The terms "inclusive", "including", "particularly", and other similar terms shall be construed as if they were accompanied by the term "for example".
1.1.2	Whenever required by context, the definitions contained in this Protocol and Justification shall apply both in the singular and in the plural forms, and the masculine gender will include the feminine one, and vice-versa.
1.1.3	Any references to any document or other instruments shall include all respective amendments, substitutions, restatements, and related supplementations, except if otherwise expressly stated.

1.1.4	References to legal provisions shall be interpreted as references to the provisions respectively amended, extended, consolidated, or reformulated on the date of this Protocol and Justification.

1.2             Definitions. Capitalized terms in this Protocol and Justification shall have the meanings given to them hereunder or in the Agreement, as applicable. Moreover, capitalized terms listed below shall have the following definition:

(i)	Governmental Authority: Means the Government of the Federative Republic of Brazil or any political subdivision thereof, whether at the federal, state, or municipal level, or any agency, department or body of such government or political subdivision of such government, including any court or arbitral entity with jurisdiction, including any self-regulated or other regulatory non-governmental or parastatal entities.
(ii)	Business Day: Means any day other than a Saturday, Sunday, holiday, or day on which commercial banks are not authorized to operate in the City of Belo Horizonte or the City of São Paulo, or a day on which there is no trading session on the B3 stock market.
(iii)	Anti-corruption Legislation: Means the set of Applicable Laws in force in Brazil and, if they are applicable to the relevant Party, any other jurisdiction, related to the prevention and sanctioning of corrupt practices and acts harmful to the public administration and public property, including Law No 12.846, of August 1, 2013, as amended, Decree No 8.420, of March 18, 2015, the ordinances and normative instructions issued by the Office of the General Controllership of the Federal Government, pursuant to the law and decree mentioned above.
(iv)	Applicable Law: Means any law, decree, decree-law, resolutions, instructions, normative instructions, declaratory acts, regulation, ordinance, rule, license, or permit, judgment, decision, order, or any other measure issued by any Governmental Authority applicable to a private individual or its business, assets, or equity, including rules and guidelines formally issued by the CVM, the Anti-Corruption Legislation, the Anti-Money Laundering Laws, and the rules issued by B3.
(v)	Anti-Money Laundering Laws: Means the Applicable Law against money laundering, in Brazil and abroad, as well as the accounting and disclosure requirements provided for in such Applicable Law, including Law No. 9.613 of March 3, 1998, as amended, and the

Instruction issued by CVM under No 301, of April 16, 1999, as amended, and with the rules, regulations, and policies enacted or applied by any Governmental Authority regarding or involving such matter.

(vi)	Lien: Means any in rem or personal guarantee of any kind, including any mortgage, fiduciary sale, pledge, guarantee, usufruct, any kind of judicial or administrative restriction, as well as any third party rights, leasing, licensing, voting agreement, option, preemptive right, or first refusal or any other restrictions or limitations of any nature that may affect, restrict, or condition the full ownership and possession of a certain right, property, or asset, as well as any other similar rights or claim of any nature related to such rights.
(vii)	Accounting Practices Adopted in Brazil: Means generally accepted accounting principles in Brazil, based on the Brazilian Corporations Act, the Federal Accounting Council ("CFC") standards, the Accounting Pronouncements Committee ("CPC") pronunciations, and the Brazilian Securities and CVM regulation.
(viii)	Taxes: Means any taxes, fees, contributions, charges, tariffs, public prices, or ancillary tax entries (including interest, fines, penalties, adjustment for inflation, and surcharges related thereto) imposed by or to be paid to any Governmental Authority, including, without limitation, income taxes, taxes withheld at source, taxes on circulation, ad valorem, value-added taxes, social security taxes, taxes on social contributions, payroll, financial transactions, taxes on personal or real estate properties, transfer a license, sales, use, related to the Guarantee Fund for Length of Service ("FGTS") and the National Institute of Social Security ("INSS"), provision of services and other taxes of any kind or nature, whether in Brazil or abroad.

1.3            Negotiation. The Parties acknowledge that the final wording of all the terms of this Protocol and Justification was the result of the negotiation between such Parties, assisted by their freely contracted lawyers, and, for this reason, in case of ambiguity, there shall be no interpretation in more beneficial terms in favor of any Party, therefore, the application of Article 113, IV, of the Civil Code is excluded, and the provisions of Article 421-A of the Civil Code must be met.

SECTION 2

PURPOSE

2.1            Transaction. The purpose of this instrument of Protocol and Justification is to provide for the justifications, terms, sections, and conditions for the merger of shares of Omega Geração by Omega Energia (the "Merger of Shares" or the "Transaction").

CHAPTER I

JUSTIFICATION OF THE TRANSACTION

SECTION 3

REASONS AND PURPOSES OF THE TRANSACTION AND INTEREST OF THE PARTIES IN THE MERGER OF SHARES

3.1            Reasons and Purposes of the Transaction. The Parties understand that the electricity market shall offer many opportunities for growth in the coming years. Currently, traditional market solutions do not address the needs of consumers, offering analog electricity products and services that are expensive, complex, and of low quality. In the opinion of the Parties, there is an opportunity to reinvent electricity sales in Brazil, offering a simpler and smarter standard for small and medium consumers. To achieve this goal, Omega Energia intends to offer simple and affordable solutions that adapt to the needs of each customer, connecting large consumers, small businesses, and individuals to renewable electric power sources.

3.1.1	The Transaction, resulting in a single holding company that develops, implements, and operates renewable projects, shall allow the creation of an integrated digital platform for clean electricity services. The result shall be a fully integrated platform based on four cornerstones:

(i)       Electricity Solutions — Simpler, cleaner, and cheaper digital products. Energy products and services that better meet the needs of consumers, adding value and simplifying the electricity purchase process.

(ii)	Intensive Use of Technology — Connecting stakeholders and expanding margins. Digitalization of Omega Energia's operations through the intensive use of technology and the development of new applications to solve problems, connecting its stakeholders in an increasingly agile and efficient way.
(iii)	Development and Management of Renewable Assets — The largest Brazilian renewable generation company: Omega Energia, through its subsidiaries, shall have 1,869 MW of installed capacity and a pipeline of 5,855 MW in renewable projects under development.
(iv)	Impact and Sustainability Oriented Initiatives: Omega Energia's mission shall continue to be ensuring the development of an organization that seeks a positive impact for all and focused on a sustainable electricity market and a more prosperous world, promoting an open, fair, free-market with more opportunities.

3.2           Benefits. The Transaction, by resulting in a single holding company to hold the interests in companies engaged in the development of renewable electric power assets, trading, and generation of renewable energy, shall bring relevant positive effects to Omega Geração's shareholders.

3.2.1.	Wider scope. The Transaction represents, for Omega Geração's shareholders, the opportunity to participate in a company with a broader scope of activities, including the development of renewable electric power assets, and to supplement the activities currently carried out by Omega Geração.
3.2.2	Full interest in Omega Comercializadora. The Transaction represents, for Omega Geração's shareholders, the opportunity to hold the entire share capital of Omega Comercializadora S.A. ("Omega Comercializadora") and, therefore, fully holding the digital electricity purchase platform launched by Omega Comercializadora in September 2020.
3.2.3	Investment opportunity. The Transaction shall result in increased investment opportunities for Omega Geração, by expanding the company's business scope to a segment that has been responsible for relevant investments over the past few years and which, in general, presents financial returns above the average of the generation of electricity that Omega Geração currently participates.
3.2.4	Investment capacity. The Transaction shall result in an increase in Omega Geração's investment capacity by consolidating the shareholders into a single company.
3.2.5	Synergies. It is expected that the Transaction shall result in synergies arising from the reduction of administrative expenses and optimization of the tax structure through the use of tax credits and losses, simplifying the companies' governance.
3.2.6	Governance. The Transaction shall resolve potential conflicts of interest arising from transactions between related parties by consolidating the shareholders into a single company.

3.3             Interest of Shareholders and Benefits for Parties. The Transaction may generate positive effects consistent with the increase in the capacity to attract investments through the financial and capital markets and in the improvement of the appreciation of the assets of the Parties, providing the creation of value to shareholders.

3.4             Cost Estimates. It is estimated that the total costs and expenses for carrying out and performing the Transaction, including the fees of legal advisors, appraisers, and auditors, and the costs for carrying out and publishing the corporate acts, are around BRL 33,000,000.00.

3.5 Management opinion. The managers of Omega Energia and Omega Geração render their opinion in favor of carrying out the Transaction and recommend its approval by the shareholders' meeting of Omega Energia and Omega Geração, whose effectiveness shall be subject to the fulfillment of the Conditions Precedent for the Merger of Shares (as defined in Section 19.1 below).

SECTION 4

SHARE CAPITAL OF THE PARTIES BEFORE THE MERGER OF SHARES

4.1. Composition of Omega Geração's share capital. Omega Geração's share capital, on the date hereof, is BRL 3,843,971,899.73, divided into 196,597,201 common shares, registered, book-entry shares with no par value, distributed among the shareholders as follows:

Shareholder	Common	Preferred	% Total
FIP Lambda	1,996,372	-	1.015463%
Lambda	400,000	-	0.203462%
Lambda II	6,500,000	-	3.306253%
Lambda III	2,050,000	-	1.042741%
Tarpon Gestora Vehicles	62,694,003	-	31.889570%
Verde Asset Management S.A.	10,093,675	-	5.134191%
Compass Group L.L.C	10,665,299	-	5.424950%
Others	102,156,852	-	51.962516%
Treasury shares	41,000	-	0.020855%
Total	196,597,201	-	100.000000%

4.2             Composition of Omega Geração's share capital after the exercise of the Options. After the exercise of the Options, which shall occur before the completion of the Merger of Shares, Omega Geração's share capital shall be increased by the amount of BRL 2,012,794.89, with the issue of 137,158 new common shares, increasing to BRL 3,845,984,694.62, divided into 196,734,359 common shares, registered, book-entry, and without par value, distributed among the shareholders as follows:

Shareholder	Common	Preferred	% Total
FIP Lambda	1,996,372	-	1.014755%
Lambda	400,000	-	0.203320%
Lambda II	6,500,000	-	3.303948%
Lambda III	2,050,000	-	1.042014%
Tarpon Gestora Vehicles	62,694,003	-	31.867338%
Verde Asset Management S.A.	10,093,675	-	5.130611%
Compass Group L.L.C	10,665,299	-	5.421167%

Others	102,294,010	-	51.996006%
Treasury shares	41,000	-	0.020840%
Total	196,734,359	-	100.000000%

4.3             Composition of Omega Geração's share capital after the SPV Merger and the Merger of Lot 2 SPEs - Chuí. After the exercise of the effective SPV Merger and Merger of Lot 2 SPEs - Chuí, which shall occur before the completion of the Merger of Shares, Omega Geração's share capital shall be increased by the amount of BRL 116,699,599.06, with the issue of 3,236,980 new common shares, increasing to BRL 3,962,684,293.68, divided into 199,971,339 common shares, registered, book-entry, and without par value, distributed among the shareholders as follows:

Shareholder	Common	Preferred	% Total
FIP Lambda	1,996,372	-	0.998329%
Lambda	400,000	-	0.200029%
Lambda II	6,500,000	-	3.250466%
Lambda III	2,050,000	-	1.025147%
Tarpon Gestora Vehicles	62,694,003	-	31.351494%
Verde Asset Management S.A.	10,093,675	-	5.047561%
Compass Group L.L.C	10,665,299	-	5.333414%
Others	105,530,990	-	52.773058%
Treasury shares	41,000	-	0.020503%

Total	199,971,339	-	100.000000%

4.3.1	Prior to the Capital Increases and the Merger of Shares, the Lambda Entities may transfer shares issued by Omega Geração to each other, however, the Lambda Entities shall remain jointly with the shareholding interest held by them on the date hereof, without increase or reduction.

4.4            Composition of Omega Geração's share capital after the Capital Increases. After the performance of Capital Increases in Omega Energia and before the Merger of Shares, Omega Geração's share capital shall continue to be BRL 3,962,684,293.68, divided into 199,971,339 common, registered, book-entry shares with no par value, distributed among the shareholders as follows:

Shareholder	Common	Preferred	% Total
Omega Energia	73,640,375	-	36.825465%
Verde Asset Management S.A.	10,093,675	-	5.047561%
Compass Group L.L.C	10,665,299	-	5.333414%
Others	105,530,990	-	52.773058%
Treasury shares	41,000	-	0.020503%
Total	199,971,339	-	100.000000%

4.5.       Composition of Omega Energia's share capital: Omega Energia's share capital, on the date hereof, is BRL 100.00, divided into 100 common, registered shares with no par value, distributed among the shareholders as follows:

Shareholder	Common	Preferred	% Total
FIP Mako	50	-	50.000000%
FIP Lambda	50	-	50.000000%
Others	-	-	0.000000%
Treasury shares	-	-	0.000000%
Total	100	-	100.000000%

4.6            Composition of Omega Energia's share capital after Omega Energia's Capital Increases. After the production of effects of the Capital Increases and before the completion of the Merger of Shares, Omega Energia's share capital shall be BRL 1,441,039,935.21, divided into 212,357,741 common, registered, book-entry shares with no par value, distributed among the shareholders as follows:

Shareholder	Common	Preferred	% Total
FIP Mako	51,323,352	-	24.168345%
FIP Lambda	54,297,589	-	25.568924%
Lambda	595,929	-	0.280625%
Lambda II	9,683,842	-	4.560155%
Lambda III	3,054,135	-	1.438203%
Tarpon Gestora Vehicles	93,402,894	-	43.983748%
Others	-	-	0.000000%
Treasury shares	-	-	0.000000%
Total	212,357,741	-	100.000000%

4.6.1	Prior to the Capital Increases and the Merger of Shares, the Lambda Entities may transfer shares issued by Omega Geração to each other, however, the Lambda Entities shall remain jointly with the shareholding interest held by them on the date hereof, without increase or reduction. In this case, the number of shares in Omega Energia of each Lambda Entity may vary, but their total share interests shall remain unchanged.

SECTION 5

SHARES ASSIGNED TO HOLDERS OF PREFERRED SHARES AND MODIFICATION OF
PREFERENCES AND ADVANTAGES

5.1             Omega Energia's preferred shares before the Merger of Shares. There are no preferred shares issued by Omega Energia before the Merger of Shares.

5.2             Omega Geração's preferred shares before the Merger of Shares. There are no preferred shares issued by Omega Geração before the Merger of Shares.

5.3             Omega Energia's preferred shares after the Merger of Shares. Omega Energia shall not issue preferred shares within the scope of the Merger of Shares.

5.4             Omega Geração's preferred shares after the Merger of Shares. Omega Geração shall not issue preferred shares within the scope of the Merger of Shares.

5.5              Rights, votes, and dividends of Omega Energia's shareholders. There shall be no change in voting or dividend rights or any other equity rights granted to the current Omega Energia's shareholder, compared to the political and equity advantages of the shares existing prior to the

Merger of Shares.

5.6              Rights, votes, and dividends of Omega Geração's shareholders. There shall be no change in voting or dividend rights or any other equity rights granted to the current Omega Geração's shareholder, compared to the political and equity advantages of the shares existing prior to the Merger of Shares.

SECTION 6

SHARE CAPITAL OF THE PARTIES AFTER THE MERGER OF SHARES

6.1              Composition of Omega Geração's share capital after the Merger of Shares. On the Closing Date, immediately after the Merger of Shares, Omega Geração shall be converted into a wholly-owned subsidiary of Omega Energia, thus, the figure for the share capital of Omega Geração shall remain unchanged, but all common shares, registered, book-entry and without par value of its issue shall be held by Omega Energia, as follows:

Shareholder	Common	Preferred	% Total
Omega Energia	199,930,339	-	99.979497%
Others	-	-	0.000000%
Treasury shares	41,000	-	0.020503%
Total	199,971,339	-	100.000000%

6.2              Composition of Omega Energia's share capital after the Merger of Shares. On the Closing Date, after the Merger of Shares, Omega Energia's share capital shall be BRL 3,736,324,729.84, divided into 400,507,285 registered common shares, with no par value, distributed among the shareholders as follows:

Shareholder	Common	Preferred	% Total
FIP Mako	51,323,352	-	12.814586%
FIP Lambda	54,297,589	-	13.557204%
Lambda	595,929	-	0.148794%
Lambda II	9,683,842	-	2.417894%

Lambda III	3,054,135	-	0.762567%
Tarpon Gestora Vehicles	93,402,894	-	23.321147%
Verde Asset Management S.A.	15,037,777	-	3.754683%
Compass Group L.L.C	15,889,395	-	3.967317%

Others	157,222,372	-	39.255808%
Treasury shares	-	-	0.000000%
Total	400,507,285	-	100.000000%

6.2.1	Prior to the Capital Increases and the Merger of Shares, the Lambda Entities may transfer shares issued by Omega Geração to each other, however, the Lambda Entities shall remain jointly with the shareholding interest held by them on the date hereof, without increase or reduction. In this case, the number of shares in Omega Energia of each Lambda Entity may vary, but their total share interests shall remain unchanged.

SECTION 7

CALCULATION OF THE REPLACEMENT RATIO FOR COMPARATIVE PURPOSES

7.1              Calculation of the replacement ratio for comparative purposes. Pursuant to Article 264 of the Brazilian Corporations Act and Article 8 of ICVM 565, as Omega Energia and Omega Geração are companies under common control, it is necessary to include in the justification presented to the shareholders' meeting, exclusively for informational and comparative purposes, the calculation of the replacement ratios for Omega Geração's shares based on the net equity value of the shares of Omega Energia and Omega Geração, appraising both assets according to the same criteria and on the same date, at market prices. In this case, once the valuation of the two assets at market prices is carried out, the comparative replacement ratio is the result of the division: (a) the market-adjusted shareholders' equity value per share of Omega Geração, (b) the market-adjusted equity value per share of Omega Energia.

7.2              Report of Article 264. In compliance with the provisions of Article 264 of the Brazilian Corporations Act, Omega Energia engaged BERKAN CONSULTORIA EMPRESARIAL LTDA., a limited liability company, with its principal place of business in the Municipality of Blumenau, State of Santa Catarina, at Rua Guarani, 63, Garcia, CEP 89021-110, registered with the CNPJ under No 19.493.096/0001-03 ("Appraiser — Article 264") for the appraisal of the net equity of Omega Geração and Omega Energia adjusted to market prices ("Appraisal Report — Article 264"), and which is provided for in Exhibit 7.2.

7.2.1	Costs and expenses. Omega Energia shall bear all costs and expenses related to the preparation of the Appraisal Report — Article 264, including the Appraiser’s fees — Article 264.

7.3 Appraiser — Article 264's Statement Pursuant to current legislation, the Appraiser — Article 264 stated that: (i) it is not the direct or indirect owner of any security or derivative listed under securities and issued by the Parties of Omega Geração or Omega Energia; and (b) it is not aware of a conflict of interest, direct or indirect, that reduces the independence necessary for the performance of their duties.

7.4       Replacement ratio for comparative purposes. If the replacement ratio was calculated based on the criterion of net equity at market prices, Omega Geração shareholders would receive 1.791848584 new common shares, registered, book-entry, and without par value issued by Omega Energia for each common, registered, book-entry share without par value issued by Omega Geração held by it ("Comparative Replacement Ratio").

SECTION 8

RIGHT OF WITHDRAWAL AND REFUND AMOUNT IN THE MERGER OF SHARES

8.1       Right of withdrawal by Omega Geração's shareholders. It shall be granted to Omega Geração's shareholders who do not approve the Merger of Shares, whether by disagreement, abstention, or non-attendance, the right to withdraw from Omega Geração, pursuant to article 252, paragraph 1.2 of the Brazilian Corporations Act.

8.1.1	The shareholders may exercise the right of withdrawal regarding Omega Geração's shares, which they were proven to hold, without interruption, between September 24, 2021, subject to the negotiations carried out on the date hereof, including the date of disclosure of a material fact informing the performance of the Transaction, and the Closing Date, pursuant to Article 137, paragraph 1, of the Brazilian Corporations Act.

8.2             Term for exercising Omega Geração's right to withdraw. Pursuant to the provisions of Article 230 and Article 137, IV, paragraph 1, and paragraph 4, of the Brazilian Corporations Act, Omega Geração's shareholders shall, under penalty of forfeiture, exercise their withdrawal rights within a period of 30 days from the publication of the minutes of the shareholders' meeting of Omega Geração that approves the Merger of Shares.

8.3              Disbursement amount. Shareholders exercising the right to withdraw from Omega Geração shall receive, as reimbursement, the amount of BRL 19.562005009804 per share, which corresponds to the equity value (valor patrimonial) of Omega Geração's shares, disregarding treasury shares, on the date hereof, as per the approved financial statements of Omega Geração, on December 31, 2020, subject to the terms of Article 45, paragraph 1.2 of the Brazilian Corporations Act, subject to the possibility of reviewing the reimbursement amount.

8.4              Refund payment. The value of the refunded shares shall be paid to disagreeing shareholders on the Closing Date.

8.5              Refund amount review. Pursuant to Article 45, paragraph 2, of the Brazilian Corporations Act, disagreeing shareholders of Omega Geração may, upon withdrawal, request a special balance sheet to determine the reimbursement value of the shares.

8.6              Special balance sheet base date. The special balance sheet shall be drawn up on a date prior to the approval of the Merger of Shares, a date to be set by Omega Geração's management, subject to a period of, at most, 60 days between the date of drawing up the special balance sheet and the date of approval of the Merger of shares.

8.7              Payment of part of the refund amount. If there is a request to draw up a special balance, the requesting shareholder shall receive, on the Closing Date, 80% of the reimbursement amount calculated based on the net equity of Omega Geração on December 31, 2020, and the balance sheet, if any, paid within 120 days of the Closing Date.

8.8              Alternative refund amount. Since the Comparative Replacement Ratio is more advantageous for Omega Geração's shareholders than the Replacement Ratio (as defined below) actually adopted, Omega Geração's shareholders that disagree with the resolution approving the Merger of Shares may choose, in the act of exercise of the right of withdrawal, to receive, as reimbursement, the amount of BRL 24.221866192866 per share, which corresponds to the equity value (valor patrimonial) of Omega Geração's shares, adjusted to market prices, disregarding treasury shares, pursuant to Article 264, paragraph 3, of the Brazilian Corporations Act

8.9              Maintenance of shares reimbursed in treasury. Pursuant to Article 45, paragraph 5 of the Brazilian Corporations Act, the reimbursement shall be paid regarding Omega Geração's retained earnings, except for the unavailable reserves, pursuant to Article 7, paragraph 1, I, of CVM Instruction No 567, of September 17, 2015 ("ICVM 567"), and the reimbursed shares shall be held in treasury for subsequent cancellation and/or disposal.

8.10          Other information. Specific procedures for exercising the right of withdrawal shall be disclosed in due course when the Transaction is approved by the Omega Geração's shareholders' meeting.

CHAPTER II

MERGER OF SHARES

SECTION 9

MERGER OF SHARES

9.1              Merger of Shares. Once the implementation of the Conditions Precedent for the Merger of Shares has been fulfilled, Omega Energia shall carry out, on the Closing Date, the Merger of Shares.

9.2              Wholly-owned subsidiary. As a result of the Merger of Shares, Omega Geração shall be converted into a wholly-owned subsidiary of Omega Energia, pursuant to Article 252 of the Brazilian Corporations Act.

SECTION 10

REPLACEMENT RATIO, NUMBER OF SHARES TO BE ASSIGNED TO OMEGA GERAÇÃO'S SHAREHOLDERS, AND TREATMENT OF FRACTIONS OF SHARES

10.1          Replacement Ratio. With the completion of the Merger of Shares, on the Closing Date, Omega Geração's shareholders shall receive 1.489821827147 new common shares, registered, book-entry, and without par value of Omega Energia for each 1 common, registered, book-entry share with no par value issued by Omega Geração held by it ("Replacement Ratio").

10.2          Criteria for setting the Replacement Ratio. The Replacement Ratio was established by the companies' management, based on the economic value of the shares of Omega Energia and Omega Geração, and considering, as support to the decision of the companies' management, the value ranges in the economic and financial analyzes prepared by LAZARD ASSESSORIA FINANCEIRA LTDA., a limited liability company, with its principal place of business in the City of São Paulo, at Avenida Brigadeiro Faria Lima, 2277, 8th floor, salas 803/804, Jardim Paulistano, CEP 01452-000, registered with the CNPJ under No 06.955.244/0001-04 ("Lazard"), pursuant to Exhibit 10.2. The Replacement Ratio results from the division (a) of the economic value per Omega Geração's share, disregarding treasury shares and considering the shares to be issued upon exercising the options, (b) by the economic value per Omega Energia's share, as follows:

Replacement ratio.

*     Total shares, excluding 41,000 treasury shares, plus 137,158 new shares to be issued upon the exercise of Options, and 3,236,980 shares to be issued upon the SPV Merger and the Lot 2 Merger - Chuí.

#     It considers Omega Energia's interests in Omega Geração

10.2.1	The economic and financial analysis prepared by Lazard is not, and should not be considered, an appraisal report or a fairness opinion.

10.3 Adjustments in the Replacement Ratio. The Replacement Ratio must be proportionally adjusted in case of:

(i)	modification of the number of shares of Omega Energia's share capital, including any and all splits, reverse splits, and bonuses of Omega Geração's shares occurring between the date hereof and the Closing Date, except the Capital Increase, which was already considered in the calculation of the Replacement Ratio;
(ii)	modification of the number of shares of Omega Geração's share capital, including any and all splits, reverse splits, and bonuses of Omega Geração's shares occurring between the date hereof and the Closing Date, except the issuance of (a) 137,158 new common shares to be issued as a result of the exercise of the Options, and (b) 3,236,980 new common shares to be issued as a result of the SPV Merger and the Lot 2 Merger - Chuí, which are already considered in the calculation of the Replacement Ratio;
(iii)	number of shares issued by Omega Geração in treasury on the Closing Date; and
(iv)	proceeds (including dividends and interest on equity) that may be stated by Omega

Energia or Omega Geração between this date and the Closing Date.

10.4 Omega Geração's shares held in treasury. For purposes of calculating shares to be issued by Omega Energia to replace Omega Geração's shares, shares issued by Omega Geração held in treasury on the Closing Date shall be deducted from the total shares issued by Omega Geração.

10.5 Non-extinction of Omega Geração’s shares. The Merger of Shares shall not result in the extinction of shares issued by Omega Geração which, on the Closing Date, with the exception of treasury shares, shall be fully owned by Omega Energia.

10.6 Subscription of new shares by Omega Geração. The final number of new Omega Energia's shares to be subscribed by Omega Geração, on behalf of its shareholders, proportionally to their respective interest in Omega Geração's share capital, and paid in through the version of Omega Geração's shares to be merged by Omega Energy, shall correspond to the result of the multiplication: (a) of the total shares issued by Omega Geração on the Closing Date, regardless of class or type, excluding treasury shares on the Closing Date; by (b) the Replacement Ratio, adjusted under the terms set forth herein, if applicable.

10.6.1	Share subscription. Considering the current number of shares issued by Omega Geração, adjusted by the exercise of the Options and by the SPV Merger and Lot 2 Merger - Chuír, disregarding the treasury shares, Omega Geração would subscribe, on behalf of its shareholders, proportionally to their respective interests in the share capital of Omega Geração, a total of 188,149,544 new common shares, registered, book-entry, and without par value, to be issued by Omega Energia, on the Closing Date, and paid in through the merger of all Omega Geração's shares by Omega Energy.

10.7 Fractions of Omega Energia's shares. Any fractions of Omega Energia's shares assigned to Omega Geração's shareholders at the Merger of Shares shall be grouped into integers, sold by Omega Energia on the stock exchange, and the net proceeds from the sale shall be proportionally divided between holders of fractions of new common shares issued by Omega Energia.

SECTION 11

MERGED SHARES

11.1          Merged Shares. On the Closing Date, Omega Energia shall merge all the common, registered, book-entry shares without par value issued by Omega Geração, except for the shares that, on the Closing Date, (a) are owned by Omega Energia; and (b) are held in Omega Geração's treasury ("Merged Shares").

11.1.1	Number of Merged Shares. Considering the number of shares currently issued by Omega Geração on this date, the number of treasury shares and the number of shares that shall be issued before the Merger of Shares upon the exercise of Options and SPV Merger and Lot 2 Merger - Chuí, 126,289,964 common shares issued by Omega Geração shall be merged, as follows:
Current shares	196,597,201
Treasury shares	(41,000)
Total shares (former treasury)	196,556,201
Shares to be issued - Second Plan	137,158
Total shares adjusted by SOP	196,693,359
Shares issued in the SPV Merger	3,236,607
Shares issued in the Lot 2 Merger - Chuí	373
Total shares on fully diluted bases	199,930,339
Omega Energia’s Shares on the Closing Date	(73,640,375)

Total number of shares to be merged	126,289,964

SECTION 125

VALUATION OF THE MERGED SHARES

12.1          Appraisal Company. Pursuant to Article 226 and Article 252, paragraph 1., of the Brazilian Corporations Act, Omega Energia engaged APSIS CONSULTORIA E AVALIAÇÕES LTDA., a limited liability company, with its principal place of business in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua do Passeio, 62, sala 601, Centro, CEP 20021-290, registered with the CNPJ under No 27.281.922/0001-70, registered with the Regional Accounting Council of Rio de Janeiro under No 005112/0-9 ("Appraisal Company") to prepare an appraisal report of the Merged Shares ("Appraisal Report of the Merged Shares").

12.2         Costs and expenses. Omega Energia shall bear all costs and expenses related to the preparation of the Appraisal Report of Merged Shares, including the Appraisal Company's fees.

12.3         Ratification of the Engagement of the Appraisal Company. Omega Energia's shareholders' meeting shall ratify the choice of the Appraisal Company to prepare the Appraisal Report of the Merged Shares.

12.4         Valuation criteria. The Appraisal Report of the Merged Shares was prepared using the accounting net equity criteria.

12.5         Base Date. The adopted base date for the Appraisal Report of the Merged Shares is June 30, 2021 ("Base Date").

12.6         Appraisal Report. The Appraisal Company prepared the Appraisal Report of the

Merged Shares in order to determine, on the Base Date, the book-equity value of the Merged Shares, contained in Exhibit12.6 to this Justification Protocol.

12.7         Assigned value. As provided in the Appraisal Report of the Merged Shares, the Appraisal Company concluded, based on the work carried out, that the total amount of BRL 2,295,284,794.63 corresponds, in all material respects, to the book-equity value of the Merged Shares.

12.8         Variations in the value of Merged Shares. Any differences in the value of the Merged Shares between the Base Date and the Closing Date shall not result in changes in the economic and financial assumptions of the Transaction. Omega Energia shall assume the risk and absorb the variations in the value of Omega Geração that occur between the Base Date and the Closing Date. Thus, if the value of the Merged Shares, on the Closing Date, is lower than the amount set in the Appraisal Report of the Merged Shares, Omega Energia shall request an indemnity, reimbursement, or adjustment from Omega Geração's shareholders. On the other hand, if the value of the Merged Shares, on the Closing Date, is more than the amount set in the Appraisal Report of the Merged Shares, Omega Geração's shareholder shall not be entitled to an indemnity, reimbursement, or adjustment from Omega Energia's shareholders.

12.9         Omega Energia's "pro forma" financial statements. In compliance with the provisions of Article 7 of ICVM 565, Omega Energia prepared "pro forma" financial statements evidencing the effects of the Capital Increases and the Merger of Shares, as if such transactions had taken place on the Base Date ("Omega Energia's 'pro forma' statements").

12.10 Special review report. The Omega Energia's "pro forma" Financial Statements shall be disclosed with by a reasonable assurance report issued by ERNEST & YOUNG AUDITORES

INDEPENDENTES S.S., a company with its principal place of business at Avenida Presidente Juscelino Kubitschek, 1.909 Torre Norte – 7th floor, registered with the CNPJ under No 61.366.936/0001-25, organized under the Brazilian law and an independent member of EY Global, a limited liability company in the United Kingdom that acts as the central coordinating entity of the EY Network of Independent Firms ("Omega Energia's Auditor"), in compliance with the regulations in force.

SECTION 13

TREATMENT OF SHARES OF ONE OF THE PARTIES HELD BY THE OTHER PARTY

13.1         Treatment of Omega Energia shares held by Omega Geração. Omega Geração does not hold shares issued by Omega Energia.

13.2         Treatment of Omega Geração shares held by Omega Energia. The shares issued by Omega Geração and held by Omega Energia shall remain unchanged and shall not be subject to the Merger of Shares.

SECTION 14

CAPITAL INCREASE, ISSUANCE OF NEW SHARES, AND RIGHTS OF NEW SHARES

14.1 Capital Increase in Omega Energia. The Merger of Shares shall result in an increase in Omega Energia's share capital in the amount of BRL 2,295,284,794.63 through the issue of 188,149,544 new common shares, registered, book-entry, and without par value, at the issue price of BRL 12.199257812870 per share, to be subscribed by Omega Geração on behalf of its shareholders, proportionally to their interest in the Merged Company, and, on the Closing Date, paid in through the Merger of Shares, pursuant to Article 252 of the Brazilian Corporations Act

14.2 Amount calculated and capital to be paid. Pursuant to Article 226 of the Brazilian Corporations Act, the Appraisal Company set that the value of the Merged Shares is at least equal to the value of the share capital of Omega Energia to be paid.

14.3 Subscription of new shares. The officers of Omega Geração shall subscribe, on behalf of their shareholders, proportionally to their respective interest in the share capital of Omega Geração, all new common shares, registered, book-entry, and without par value, which shall be paid in through the Merger of Shares.

14.4         Assignment and issue of new shares. Pursuant to Article 252, paragraph 3 of the Brazilian Corporations Act, on the Closing Date, the shareholders of the Merged Company shall receive directly from Omega Energia the new common shares issued by Omega Energia, proportionally to the interest of each shareholder in the Omega Geração's share capital on the Closing Date, excluding shares held by Omega Energia and treasury shares.

14.5         Preemptive Right. Pursuant to paragraph 1 of Article 252 of the Brazilian Corporations Act, Omega Energia's shareholders shall not have preemptive rights to subscribe to the capital increase provided for in Section 14.1 above.

14.6         Rights of the New Omega Energia's Shares. Omega Energia's new shares assigned to Omega Geração's shareholders as a result of the Merger of Shares shall have the same rights and benefits granted to the other common shares issued by Omega Energia, and they shall be entitled to any and all profit distribution that may be made after its issue, inclusive.

SECTION 15

EXISTENCE OF THE MERGED COMPANY

15.1 Existence of the Merged Company. The Merger of Shares shall not result in the extinction of the Merged Company, which shall continue to exist without any break in continuity.

CHAPTER III

GOVERNMENTAL AUTHORIZATIONS

SECTION 16

COMPETITION DEFENSE AND GOVERNMENTAL AUTHORIZATIONS

16.1         Antitrust Authorities. The completion of the Transaction is not subject to the appreciation of the Brazilian System of Competition Defense, composed of the Administrative Council for Economic Defense ("CADE") and the Economic Monitoring Department of the Ministry of Economy ("SAE" and, jointly with CADE, "SBDC").

16.2         Authorizations from Governmental Authorities. Except regarding Omega Energia's registration as a publicly-held company, the Transaction shall not be subject to the approval of any Governmental Authority.

CHAPTER V

CORPORATE ACTS, AMENDMENT TO THE ARTICLES, AND OPENING OF BRANCHES

SECTION 17

CORPORATE ACTS OF THE PARTIES

17.1         Shareholders' Meeting of Omega Geração. The shareholders' meeting of Omega Geração shall be called, installed, and held to resolve the following matters ("Omega Geração's AGE" ):

(i)                 approval of the Protocol and Justification;

(ii)	Merger of Shares, the effectiveness of which shall be subject to the implementation of the Conditions Precedent to the Merger of Shares;
(iii)	assumption, by Omega Energia, of the obligations arising from the "Second Program of Granting of Stock Options" ("2nd Program") currently effective, under terms and conditions substantially similar to the current conditions granted to the beneficiaries, with the consequent extinction of the Third Plan within the scope of Omega Geração, the effectiveness of which shall be subject to the implementation of the Conditions Precedent to the Merger of Shares; and
(iv)	authorization for the managers, once the implementation of the Conditions Precedent to the Merger of Shares has been met, to perform all necessary acts to carry out the resolutions above, including, without limitation, the subscription of the share capital increase of Omega Energia, to be paid in through the merger of Merged Shares, on behalf of Omega Geração's shareholders.
17.1.1	Deliberative majority. Without prejudice to the deliberative majority provided for by law (Article 252, paragraph 2, of the Brazilian Corporations Act), the matters in items (i) and (ii) of the agenda of Omega Geração's AGE shall only be considered approved with the affirmative vote of attending shareholders holding the majority of outstanding shares, disregarding abstentions. The matters in items (iii) and (iv) of the agenda of Omega Geração's shareholders’ meeting shall be considered approved upon the affirmative vote of the majority of the attending shares, disregarding abstentions.

17.1.2	Controlling shareholders' vote. In compliance with Guidance Opinion 35, FIP Lambda and Tarpon Gestora, as managers of Tarpon Vehicles, shall only exercise their voting rights at Omega Geração's AGE if the matters are approved by the majority of the non-controlling shareholders present, and if necessary to complete the deliberative majority provided for in the law (Article 252, paragraph 2 of the Brazilian Corporations Act), thus, the decision to carry out the merger of shares shall be the exclusive responsibility of the non-controlling shareholders of Omega Geração.

17.2          Shareholders' Meeting of Omega Energia. The shareholders' meeting of Omega Energia shall be called, installed, and held to resolve the following matters ("Omega Energia's AGE" ):

(i)                 approval of the Protocol and Justification;

(ii)	amendment of the head provision of Article 5 of Omega Energia's articles to increase the share capital of Omega Energia, in the amount of BRL 2,295,284,794.63, through the issuance of 188,149,544 new common shares, registered, book-entry, and without par value, at the issue price of BRL 12,199257812870 per share, to be subscribed by the Omega Geração's managers on behalf of its shareholders and paid in through the merger of all shares issued by Omega Geração, whose effectiveness shall be subject to the implementation of Conditions Precedent for the Merger of Shares;
(iii)	ratification of the appointment of the Appraisal Company to prepare the Appraisal Report;

(iv)              approval of the Appraisal Report on the Merged Shares:

(v)                merger of all Merged Shares by Omega Energia, whose effectiveness shall be subject to the implementation of Conditions Precedent for the Merger of Shares, thus, on the Closing Date, Omega Geração shall become a wholly-owned subsidiary of Omega Energia and the shareholders of Omega Geração shall receive, directly from Omega Energia, new common shares, registered, book-entry, and without par value, proportionally to its interest in the Merged Company's share capital;

(vi)	assumption, by Omega Energia, of the obligations arising from Omega Geração's Third Plan and 2nd Program currently effective, under terms and conditions substantially similar to the current conditions granted to the beneficiaries, with the consequent extinction of the Third Plan within the scope of Omega Geração, the effectiveness of which shall be subject to the implementation of the Conditions Precedent to the Merger of Shares; and
(vii)	authorization for managers to carry out all necessary acts to fulfill resolutions above.

17.3          Coordination of shareholders' meetings. Resolutions to be made at the extraordinary general meetings of the Parties shall be interdependent and must take place on the same date.

17.4          Omega Energia's Meeting of the Board of Directors - Merger. Omega Energia's Board of Directors shall meet to: (a) confirm the verification of the implementation of all Conditions Precedent of the Merger of Shares or waive the Conditions Precedent of the Merger of Shares that are not verified; and (b) set the Closing Date ("Omega Energia RCA — Merger of Shares").

17.5          Notice to shareholders. Once the Conditions Precedent for the Merger of Shares are implemented, Omega Geração shall issue a notice to shareholders communicating the Closing Date set by Omega Energia's Board of Directors and the procedures for implementing the

Merger of Shares and payment of the reimbursement amount to disagreeing shareholders.

17.6          Branches. The Transaction shall not affect the existence of the branches of Omega Geração and Omega Energia, which shall continue to operate and carry out their activities normally.

17.7 Opinion of Omega Geração's Audit Committee. Omega Geração's audit committee shall render its favorable opinion on the Merger of Shares, pursuant to Article 163, III, of the Brazilian Corporations Act.

SECTION 18

AMENDMENT TO THE ARTICLES

18.1 Amendment to Omega Energia's Articles. Once the Merger of Shares is approved, Article 5 of Omega Energia's articles shall be in force with the following wording:

"Article 5. The Company's share capital, fully subscribed and paid up, is BRL 3,736,324,729.84, divided into 400,507,285 registered, book-entry common shares with no par value.

18.1.1	Subsequent amendments. Omega Energia's shareholders' meeting may amend the articles to meet the requirements of CVM and B3 within the scope of the process of registration as a publicly-held company and listing on B3, without the need to amend this Protocol and Justification.

18.2 Omega Geração’s Articles. There shall be no amendment to Omega Geração's articles due to the Corporate Restructuring.

CHAPTER VI

CONDITIONS

SECTION 19

CONDITIONS PRECEDENT OF THE MERGER OF SHARES

19.1             Conditions Precedent of the Merger of Shares. The effectiveness of the Merger of Shares shall be subject, pursuant to Articles 125 and 126 of the Civil Code, to the implementation, cumulative, or waiver, when applicable, of the following conditions precedent ("Conditions Precedent of the Merger of Shares"):

(i)	Omega Energia's registration as a publicly-held company. Obtaining registration as a category "A" publicly-held company of Omega Energia with the CVM;
(ii)	Listing and admission of Omega Energia shares on B3. Approval of the request for Omega Energia's listing as an issuer of shares before B3 and the admission of trading of shares issued by Omega Energia on the Novo Mercado;
(iii)	Capital Increases. Effectiveness of the Capital Increases, with the effective transfer of all the shares of Omega Desenvolvimento and Omega Geração, held by Lambda Entities, FIP Mako, and Veículos Tarpon to Omega Energia;
(iv)	No Restriction. Inexistence of Applicable Law in force prohibiting, suspending, amending, or limiting the completion of the Merger of Shares;
(v)	Inexistence of judicial, administrative, or arbitration disputes. No action or proceeding, judicial, administrative, or arbitration that seeks to prohibit, limit, or postpone the Merger of Shares, or challenge its validity or legitimacy, shall be in progress;

(vi)	Completion of the SPV Merger. The SPV Merger must have been completed, with the effective increase in the share capital of Omega Geração and the issue of new common shares to SPV's shareholders, under the terms approved by Omega Geração's shareholders' meeting; and
(vii)	Completion of SPEs Lot 2 Merger - Chuí. The SPEs Lot 2 Merger - Chuí should have been completed, with the effective increase in the share capital of Omega Geração and the issue of new common shares to merged companies' shareholders, under the terms approved by Omega Geração's shareholders' meeting.

19.2         Implementation of the Conditions Precedent to the Merger of Shares. Conditions Precedent for the Merger of Shares shall be considered implemented on the date on which all events provided for in Section 19.1 are fulfilled (and/or, as the case may be, waived) cumulatively ("Date of Implementation of the Conditions Precedent to the Merger of Shares").

19.3         Fulfillment and/or waiver of Conditions Precedent to the Merger of Shares. It shall be up to Omega Energia's Board of Directors to confirm the implementation of all Conditions Precedent to the Merger of Shares or waive Conditions Precedent to the Merger of Shares that have not been implemented.

19.3.1	Omega Energia's Board of Directors may waive any of the Conditions Precedent to the Merger of Shares, except for obtaining registration as a publicly-held company of Omega Energia (Section 19.1(i) above) and obtaining the listing of Omega Energia in the Novo Mercado (Section 19.1(ii) above), which may not be waived without the approval of Omega Geração's shareholders' meeting

19.4         Mutual Cooperation. The Parties shall endeavor their respective best efforts and cooperate with each other in order to implement Conditions Precedent for the Merger of Shares as soon as possible, including signing all documents, performing all acts, and taking all necessary or reasonably requested measures by any of the Parties to implement the Conditions Precedent to the Merger of Shares.

19.5         Closing Date. The Merger of Shares shall be effective, fully and automatically, without the need for other formalities, on the date set by the Board of Directors in Omega Energia's RCA — Merger of Shares ("Closing Date"). When setting the Closing Date, the Board of Directors must follow a minimum period of four Business Days as of the disclosure of Omega Energia's RCA — Merger of Shares (in other words, the Closing Date must be set at least on the fourth Business Day from the disclosure of the minutes of the meeting of the Board of Directors).

CHAPTER VII

FINAL PROVISIONS

SECTION 20

OTHER APPLICABLE CONDITIONS TO THE TRANSACTION

20.1         Documents. This Protocol and Justification, the Appraisal Report, the "pro forma" financial statements of Omega Energia and Omega Geração, with a reasonable assurance report issued by independent auditors, and the proposal by Omega Geração's management with the information required by CVM Instruction No 481, of December 17, 2009, shall be made available at the principal place of business of the Parties and on the websites of CVM, B3, and Omega Geração on the world wide web.

20.2         Practice of acts. Managers of Omega Energia and Omega Geração shall perform all acts, registrations, and annotations that are necessary for the perfect regularization,

formalization, and execution of the Transaction and provisions in this Protocol and Justification.

20.3         Dependent businesses. Events described in this Protocol and Justification, as well as other related matters submitted to the extraordinary general meetings of the Parties, are mutually dependent legal transactions, and the Parties wish for any business not to be carried out or effective without the others doing so.

20.4         Costs and expenses. Each Party shall bear its respective expenses, direct or indirect, arising from the execution of this Protocol and Justification and from the completion of the Transaction, including, without limitation, expenses with disclosures, legal and financial advisors, registrations, and necessary annotations.

20.5         Taxation. Each of the Parties shall promptly collect and pay all taxes levied on the Transaction and for which they are defined as a taxpayer or taxable party by the tax legislation.

20.5.1	Withholding taxes. Any income tax levied on the Transaction shall be borne by their respective taxpayers, which are those that possibly have some capital gain as a result of the Transaction.
20.5.2	Non-residing shareholders. In the case of Omega Geração's non-residing shareholders, given the tax liability for the withholding and payment of any income tax attributed to Omega Energia, such shareholders must provide the amount of any income tax due until the date of the Transaction, as well as a document capable and reputable evidencing the cost of acquisition of Omega Geração's shares.

20.6         Approvals. This instrument of Protocol and Justification contains the conditions required by the Brazilian Corporations Act and by the applicable CVM regulations for the proposed Merger of Shares and shall be submitted for consideration and approval at the shareholders' meetings of Omega Energia and Omega Geração.

20.7. Survival of sections. If any section, provision, term, or condition of this instrument of Protocol and Justification is considered invalid or unenforceable, the other sections, provisions, terms, and conditions not affected shall remain valid and in full force.

20.8 Waiver and non-exercise. The non-exercise or delay in the exercise, by any of the Parties, of the rights respectively conferred upon them as set forth in this Protocol and Justification, shall not be construed as a waiver of such right. Any and all waiver of the rights set forth in this Protocol and Justification shall only be valid when made in writing and signed by the waiving Party.

20.9         Assignment. It is prohibited to assign any of the rights and obligations set forth in this Protocol and Justification, without the prior express written consent from each of the Parties. If the provisions of this Section take place, the Parties hereby undertake to negotiate, as soon as possible, in replacement of the invalidated section, the amendment, in this Protocol and Justification, of valid terms and conditions that reflect the terms and conditions of the invalidated section, subject to the intention and objective of the Parties when negotiating the invalidated clause and the context in which it is inserted.

20.10     Enforceable instrument. This Protocol and Justification, signed before two witnesses, shall serve as an enforceable extrajudicial instrument pursuant to civil procedural law, for all legal purposes, and the Parties hereby recognize that, regardless of any other applicable measures, the obligations undertaken under this instrument are subject to specific performance, pursuant to the civil procedural law.

20.11     Specific Performance. The Parties shall comply, carry out, and perform their obligations always in strict compliance with the terms and conditions of this Protocol and Justification. In this sense, the Parties hereby acknowledge and agree that all obligations undertaken thereby or that may be attributed thereto under the terms of this Protocol and Justification are subject to specific performance pursuant to civil procedural law, without prejudice, cumulatively, to damages as a result of noncompliance with the obligations agreed upon in this Protocol and Justification. The Parties expressly accept and agree with the specific performance of their obligations, and also agree to comply with court orders or any other similar rulings.

20.12 Dispute Resolution by Arbitration. Any and all litigation, dispute, challenge, doubt, or divergence regarding directly or indirectly to this Protocol and Justification ("Conflict"), involving all or a few of the Parties and/or shareholders of Omega Geração or Omega Energia ("Involved Parties") shall be settled through arbitration, to be held before and managed by the Market Arbitration Chamber ("CAM").

20.12.1 The arbitration shall be carried out in accordance with CAM's Arbitration Regulations in force at the time of the arbitration ("Regulation").

20.12.2	The arbitration shall be the responsibility of an arbitral tribunal composed of three arbitrators appointed in accordance with the Regulation ("Arbitration Tribunal").
20.12.3	The arbitration shall be conducted in the City of São Paulo, where the arbitration award shall be rendered.

20.12.4         The arbitration shall be held in the Portuguese language.

20.12.5	The arbitration shall be under the law, applying the legislation of the Federative

Republic of Brazil, and arbitrators are prohibited from deciding by equity.

20.12.6	The arbitration shall be concluded in the maximum term of fifteen (15) months, which may be extended, with motive, by the Arbitral Tribunal.

20.12.7         The arbitration shall be secret.

20.12.8	Prior to the institution of the Arbitration Tribunal, any one of the Parties Involved may apply to the Judiciary Branch for an injunction, and it is assured that any application for an injunction to the Judiciary Branch shall not affect be existence, validity, and efficacy of the arbitration convention, nor shall represent waiver in relation to the need for submission of the claim to arbitration. After the installation of the Arbitral Tribunal, requests for an injunction must be addressed to the Arbitral Tribunal, and the arbitrators may even review, maintain, or modify the decisions possibly rendered by the Judiciary Branch before the installation of theArbitral Tribunal, which may use the provisions of Article 22, paragraph 4, of Law No 9.307, of September 23, 1996 ("Law 9.307").

20.12.9	The parties hereby elect the jurisdiction of the judicial district of the City of São Paulo, State of São Paulo, expressly waiving any other, however privileged or special it may be, to file: (a) judicial remedies aimed at obtaining urgent relief, pursuant to Article 22. A et seq. of Law 9.307; (b) the action provided for in Article 33 of Law 9.307; (c) the action provided for in Articles 381 to 383 of the Code of Civil Procedure; (d) execution of obligations provided for in this instrument that include the enforcement hereunder; (e) enforcement of decisions rendered by the Arbitral Tribunal; and (f) any disputes that, under Brazilian law, may not be subject to Arbitration.

20.12.10	Each of the Involved Parties shall bear, without the right to reimbursement or refund by the opposing Involved Party, the contractual fees of their respective lawyers.
20.12.11	Subject to the above, the arbitration award shall set the loss of suit fees and determine the liability of the Involved Parties for the payment or reimbursement of the arbitrators' fees and the expenses of the arbitration procedure, subject to the principles of loss of suit (total or partial), proportionality, and reasonableness.

IN WITNESS WHEREOF, the Parties have entered into this Protocol and Justification in six counterparts equal in content and form, before the two witnesses identified below.

(Signatures on the following page) (Remainder of page intentionally left blank)

Intervening Parties:

LAMBDA 3 FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

Name:	Name:
Position:	Position:

LAMBDA ENERGIA S.A.

Name:	Name:
Position:	Position:

LAMBDA ENERGIA II S.A.

Name:	Name:
Position:	Position:

LAMBDA ENERGIA III S.A.

Name:	Name:
Position:	Position:

(Signatures on the following page)

TARPON GESTORA DE RECURSOS LTDA.

(Remainder of page intentionally left blank)

EXHIBIT 7.2

APPRAISAL REPORT OF THE REPLACEMENT RATIO FOR COMPARATIVE PURPOSES

Omega Energia S.A.

Appraisal Report of Equity at Market Prices

© 2021 Berkan Auditores Independentes S.S. All rights reserved. | September 2021 | Omega

Sao Paulo/SP, September 23, 2021.

To the Directors and Shareholders of
OMEGA ENERGIA S.A.

Ladies and gentlemen,

Berkan Consultoria Empresarial Ltda., hereinafter called Berkan, presents the following results of the determination of equity values evaluated at market prices and of the share exchange ratio of Omega Geração S.A. ("Omega Geração") shares to be merged by Omega Energia S.A ("Omega Energia") and its respective operational subsidiaries on the base date of June 30, 2021, according to commercial proposal BK190/2021.

Omega Energia S.A., will undertake a corporate reorganization involving the merger of the shares issued by Omega Geração, a company with registration of an open company category "A" before the Brazilian Securities Commission ("CVM"), with headquarters in the city of Belo Horizonte, state of Minas Gerais, at Avenida Barbacena, no. 472, 4th floor, room 401, Bairro Barro Preto, registered in the National Corporate Taxpayers' Registry ("CNPJ/ME") under no. 09.149.503/0001-06, pursuant to Article 252 of Law 6.404/76 ("Corporations Law.").

The Omega Geração and Omega Energia value studies were evaluated according to the same criteria and on the same date. The valuation of the subsidiaries was carried out considering the criterion of equity at market prices, supporting the administration in the fulfillment of corporate bonds in accordance with the Corporations Law; Article 264, item II, paragraphs 1 and 2.

The result of the work, as well as the methodologies, criteria and assumptions of the projection considered, were the object of review, analysis and discussion with the administration and its legal advisors.

The procedures employed in this report are in accordance with the criteria established by the valuation standards, CTG 2002 of November 22, 2018 and CVM Instruction no. 361 of March 5, 2002. The equity at market prices methodology is based on the analysis of the assets and liabilities recorded in the company's balance sheet, adjusted to the value that a possible market participant would pay to obtain such assets or assume such liabilities.

2

INDEX

EXECUTIVE SUMMARY....4
LIMITATIONS OF LIABILITY AND DISCLAIMERS....5
EXCHANGE OF SHARES....6
EQUITY VALUE AT MARKET....7
DESCRIPTION OF THE TRANSACTION....9
VALUATION APPROACHES....10
INFORMATION BASE....11
VALUATION APPROACHES....12
EVENTS AND ADJUSTMENTS CONSIDERED IN THE VALUATION....13
ASSETS ANALYZED WITHOUT ADJUSTMENT TO THE ALLOCATED MARKET....18
INFORMATION ABOUT THE COMPANIES EVALUATED....19
STAFF INFORMATION....24
CONCLUSION....26
ATTACHMENTS....27

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Berkan
AUDITORIA & CONSULTORIA

EXECUTIVE SUMMARY

Context and objectives	Our work consisted in determining the values of equity at market prices and the substitution ratio of **Omega Geração shares** to be merged by **Omega Energia** and its respective operational subsidiaries on the base date of **June 30, 2021. The aim of the Report is to support management in the fulfillment of corporate obligations in accordance with Law 6.404/76, art. 264, on the base date above.**
Assessment objects	**OMEGA ENERGIA S.A** A non-public corporation with headquarters in the city of Sao Paulo, state of Sao Paulo, at Alameda Santos, no. 1293, 4th floor, set 42, Neighborhood Cerqueira Cesar, enrolled in CNPJ/me under paragraph 42.500.384/0001-51 **OMEGA GERAÇÃO S.A** Public limited company, with headquarters in the city of Belo Horizonte, state of Minas Gerais, on Avenida Barbacena, 472, 4th floor, sala 401, Bairro Barro Preto, registered in CNPJ/me under no. 09.149.503/0001-06
Disclosure	This document may be disclosed and included in the protocol and justification of the operation and in management's proposal to meet the corporate obligations provided for in Article 264 of the Corporations Law. For other cases, this document may not be copied or distributed, in whole or in parts, without prior approval from Berkan. Berkan shall not be liable if this report is used, in whole or in parts, by third parties or for any other purpose. This report should be interpreted in its full version.

4

STOCK EXCHANGE RATIO

Based on the results presented in this Report, the following table presents the exchange ratio of shares of **Omega Geração with** *the holding* **company Omega Energia,** in the context of the process of incorporation of shares, for purposes of compliance with Article 264 of the Corporations Law:

The equity assessed at market prices valuation method is based on the analysis of the assets and liabilities recorded in the company's balance sheet, adjusted to the value that a possible market participant would pay to acquire such assets or assume such liabilities. In accordance with Annex III of CVM Instruction 361, dated 2002, the value of equity evaluated at market prices shall be determined on the basis of the sale or liquidation of assets and payable separately under the following conditions: (a) the market value must correspond to the value expressed in cash or equivalent to which the property (or any other asset or liability) could be exchanged between a buyer and a seller, with reasonable knowledge of both and without compulsion for purchase or sale by one or both; and (b) the value of the assets shall be assessed by reference to market prices under ordered settlement conditions, or "cash equivalents", i.e. the settlement value under forced sale conditions at any cost shall not be considered.

STOCK EXCHANGE RATIO – EQUITY MARKET VALUE		
	OMEGA GERAÇÃO	OMEGA ENERGIA
EQUITY AT MARKET VALUE (R$ MILLION)	4,760,958	2,822,165
TOTAL NUMBER OF SHARES (EX-TREASURY)	199,930,339	212,357,741
R$ PER SHARE	23.8131	13.2897
EXCHANGE RATIO		**1.791848584**

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Berkan
AUDITORIA & CONSULTORIA

EQUITY VALUE AT MARKET

The table below represents the equity evaluated at market prices of **Omega Geração**, with the respective adjustments in the main accounts, on the base date of this Report.

Omega Geração Balance Sheet (R$ MIL)	Financial Statements June 30, 2021	Market adjustments	Financial Statements at Market June 30, 2021
Current assets	**586,243**	**-**	**586,243**
Other credits	53,449	-	53,449
Investments	5,202,740	1,897,077	7,099,817
Immobilized	8,721	-	8,721
Intangible	16,394	-	16,394
Non-current assets	**5,281,304**	**1,897,077**	**7,178,381**
TOTAL ASSETS	**5,867,547**	**1,897,077**	**7,764,624**
Current liabilities	**294,817**	**-**	**294,817**
Loans, financing and debentures	2,002,452	-	2,002,452
Rental liabilities	10,665	-	10,665
IRPJ and CSLL deferred	41,079	645,006	686,085
Other obligations	9,647	-	9,647
Non-current liabilities	**2,063,843**	**645,006**	**2,708,849**
TOTAL LIABILITIES	**2,358,660**	**645,006**	**3,003,666**
TOTAL EQUITY	**3,508,887**	**1,252,071**	**4,760,958**
TOTAL LIABILITIES AND EQUITY	**5,867,547**	**1,897,077**	**7,764,624**

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Berkan AUDITORIA & CONSULTORIA

EQUITY VALUE AT MARKET

The table below represents the equity evaluated at market prices of **Omega Energia**, with the respective adjustments in the main accounts, on the base date of this Report.

Omega Energia Balance Sheet (R$ MIL)	Financial Statements June 30, 2021	Market adjustments	Subsequent events	Financial Statements at Market June 30, 2021
Current assets	**1,203,866**	**(9,075)**	**(173,737)**	**1,021,054**
Restricted box	510,411	-	-	510,411
Customers	38,108	-	-	38,108
IRPJ and CSLL deferred	157,237	-	-	157,237
Other credits	63,612	-	-	63,612
Investments	814,015	3,132,553	53,031	3,999,599
Immobilized	7,007,318	-	-	7,007,318
Intangible	1,093,832	-	-	1,093,832
Non-current assets	**9,684,533**	**3,132,553**	**53,031**	**12,870,117**
TOTAL ASSETS	**10,888,399**	**3,123,478**	**(120,707)**	**13,891,171**
Current liabilities	**1,152,965**	-		**1,152,965**
Loans, financing and debentures	5,385,850	-	-	5,385,850
Suppliers	252,923	-	-	252,923
Rental liabilities	107,743	-	-	107,743
IRPJ and CSLL deferred	72,609	1,065,068	-	1,137,677
Other obligations	24,494	-	-	24,494
Non-current liabilities	**5,843,619**	**1,065,068**	-	**6,908,687**
TOTAL LIABILITIES	**6,996,584**	**1,065,068**	-	**8,061,652**
Equity attributable to controllers	**1,400,788**	**1,272,863**	**124,791**	**2,822,165**
Participation of non-controllers	2,491,027	785,547	(245,497)	3,007,353
TOTAL EQUITY	**3,891,815**	**2,058,410**	**(120,707)**	**5,829,519**
TOTAL LIABILITIES AND EQUITY	**10,888,399**	**3,123,478**	**(120,707)**	**13,891,171**

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Berkan
AUDITORIA & CONSULTORIA

DESCRIPTION OF THE TRANSACTION

Omega Energia, *the holding company* of the controlling shareholders of Omega Geração, which, on the date of the operation, will hold development assets and shares representing approximately 36,82% of the share capital of Omega Geração, proposes to incorporate the totality of the shares of Omega Geração (With the exception of shares already owned by Omega Energia and treasury stock). The substitution relationship to be adopted in the operation was negotiated between the administrations of Omega Energia and Omega Geração, considering the economic value of both companies, based on cash flow methodology discounted to present value.

According to Article 264 of the Corporations Law, when the operation involves controlling and controlled company (and Omega Energia will be the controlling company of Omega Geração at the time of the consummation of shares), the administrators must include in the justification presented to the general meeting, for exclusively informational purposes, the calculation of the exchange ratio of the shares incorporated by the shares of the acquiror, based on the equity of the companies valued at market prices. The present report was prepared with the objective of providing legal and corporate support for this operation in accordance with Article 264 of the Corporations Law.

Omega Energia
Omega Geração
100% of Omega Geração + stock* assets in development

*except for treasury shares

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Berkan
AUDITORIA & CONSULTORIA

VALUATION METHODOLOGY

ASSET APPROACH: EQUITY VALUED AT MARKET PRICES

This methodology is derived from accounting practices adopted in Brazil, in which financial statements are prepared based on the principle of historical cost or acquisition cost or adjusted to fair value when required. According to these accounting practices, the book value of an enterprise's equity is equal to the accounting value of the assets discounted by minus the accounting value of the liabilities.

The application of the methodology takes as its starting point the accounting values of assets and liabilities and requires adjustments to some of these items, in order to reflect their likely achievement values. The result of the application of this method can provide an initial basis for estimating the value of the company, as well as a useful basis for comparison with the result of other methodologies.

On the other hand, the basic principles of economics allow the following valuation technique to be created: The value defined for the assets minus the value defined for the liabilities equals the value defined for the equity of an enterprise. From a valuation perspective, relevant value definitions are those appropriate for the purpose of the valuation.

The approach of the assets, therefore, aims to evaluate an enterprise by adjusting the book value (net balance) to its respective fair values. The assets and liabilities deemed relevant are valued at fair market value, compared with the book value (net balance) of the goods.

These adjustments, duly analyzed, are added to the value of the net book assets, thus determining the company's market value by the approach of the assets.

GENERAL ASSESSMENT CRITERIA

This report was prepared with the purpose of complying with the current legislation, in the context of the corporate reorganization of Omega Energia, as described in the executive summary.

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Berkan
AUDITORIA & CONSULTORIA

INFORMATION BASE

For the market valuation of equity, the fair values of assets and liabilities are determined and the audited financial statements are the the starting point of the methodology. The main information and documents, in addition to the steps in the assessment process, are as follows:

- Reading and analyzing the audited financial statements;
- Balance of companies on the base date of June 30, 2021;
- Organization chart of the group;
- *Accounting portfolio aging* to be received;
- *Paying* Account Wallet Aging;
- Analysis of the assets and liabilities accounts recorded in the balance sheet of the companies, with the aim of identifying the accounts susceptible to adjustments, as well as the calculation and its likely market values.
- Interviews with members of the companies evaluated;
- Management information of the main assets and liabilities of the companies;
- Public data on the operating sector of the companies evaluated;
- Other information made available, including verbally through meetings and technical discussions with the Company's Administration.
- Application of the equity method on equity to market value of the controlled and related companies for the calculation of the value of investments.
- Calculation of the fair market value of the equity of the companies.

By analyzing the accounting statements of the companies, we understand that the most relevant assets are investment assets.

The assessment method for each account/account group can be viewed in the next chapter of this report. We point out that the identification and valuation of any assets and liabilities not registered or disclosed by the Company Administration was not the object of this work.

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Berkan
AUDITORIA & CONSULTORIA

VALUATION APPROACHES

MARKET APPROACH

The fair value of the asset is estimated by comparing similar or comparable assets that have been sold or listed for sale on the primary or secondary market. In the case of intangible assets, sales or market prices are rarely available, since they are usually transferred only as part of a business, not in an isolated transaction, which makes this approach rarely used in the valuation of intangible assets.

INCOME APPROACH

Defines the asset value as the current value of the future benefits that result from your ownership right. The fair value of future cash flows that the asset will generate during its useful life is designed based on current expectations and assumptions about future conditions. However, it should be noted that synergies or strategic effects different from those performed by market participants should not be included in the projected cash flows.

INVESTMENTS

Omega Geração and Omega Energia operating investments in energy assets were evaluated by income approach. This approach is based on the continuity of the activities of the cash-generating unit (UGC), its potential for generating future economic benefits, which are evaluated at present value by a discount rate that reflects the risks of the UGC. Cash-generating unit is the smallest identifiable asset group that generates cash, which are largely independent of other asset box entries or other asset groups. The results obtained are shown on the next pages.

DEFERRED INCOME TAX

In the context of the application of the Equity methodology evaluated by fair market value, na important item refers to the calculation of the Tax of deferred income liabilities. As more value is attributed to the assets of the companies evaluated, since, in a possible scenario of divestiture of these companies, from the perspective of the company, income Tax calculation on the capital gain incurred, It is also necessary to determine and indicate deferred income Tax on these adjustments.

Thus, this was an item analyzed and reflected in the present study.

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Berkan
AUDITORIA & CONSULTORIA

EVENTS AND ADJUSTMENTS CONSIDERED IN THE VALUATION

The table below lists the general criteria for assessing each account and/or group of accounts of the companies involved in the operation:

It should be noted that with the advent of Law No. 11.638/2007, which instituted the adoption of IFRS for the elaboration of the Accounting statements, through the technical statements issued by the Accounting pronouncements Committee – CPC, the balances of financial assets and liabilities began to reflect, in general, their fair value and non-financial assets might, in some cases, have their balances adjusted by the recoverable amount. Therefore, part of the balances presented in the Accounting statements of the companies subject to this report are identical to their market value.

ACCOUNT GROUP	DESCRIPTION	ASSESSMENT CRITERIA
Cash, cash equivalents and financial applications	The financial applications carried out by the companies and their subsidiaries in the period ended June 30, 2021 are classified as cash and cash equivalents and securities held for trading and are measured by their respective fair values. Cash and cash equivalents include, in addition to bank account balances, bank deposit certificates and equity shares of public securities investment funds, with daily liquidity and redeemable at the issuer.	Considered the book value as no sign of adjustment to market value was identified.
Taxes to recover	Includes tax credits arising from the Company's commercial operations, financial investments and the acquisition of equipment. Represented by: Income Tax, Social contribution, IOF to be recovered and IRRF Credits on financial applications that are used as deductions in the value assessments to be collected from each verification period.	Considered the book value as no sign of adjustment to market value was identified.
Accounts to receive (Rolling assets and long-term realizable)	Represents the values to be received by the sale of energy by the Company. The amounts to be received are initially recorded at fair value and subsequently measured at amortized cost, deducted from any loss estimates to cover any losses incurred in their realization, where applicable. There are no outstanding balances at 30 June 2021, so no adjustments for estimated losses with doubtful settlement credits were necessary.	Valued, where applicable, at the amount to be received, net of interest embedded in the selling price.
Dividends to receive	Dividends to be received from subsidiaries	Considered the book value as no sign of adjustment to market value was identified.

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Berkan
AUDITORIA & CONSULTORIA

ACCOUNT GROUP	DESCRIPTION	ASSESSMENT CRITERIA
Other credits	Substantially represented by: Related Parties: Refer to expenses for shared structure and employee loans. Capital increase Resources: In the quarter ended June 30, 2021, the Company allocated R$819.563 for capital increase in the subsidiary Santa Vitória do Palmar, representing 100% of the outstanding value, compared to 78% of the common shares. The amount of R$180.304 is the result of the participation of the minority shareholder of 22% of the common shares, which will be converted into capital as part of the corporate restructuring plan of the subsidiary.	Considered the book value as no sign of adjustment to market value was identified.
Investments	In the financial statements, financial information of the jointly controlled and controlled companies, as well as related companies, is recognized through the equity method. The remaining investments are recorded at the acquisition cost and deducted from the provision for adjustment to the realization value, when applicable. The accounting policies of jointly controlled and controlled companies are aligned with the policies adopted by the Company.	The accounting balances in the balance sheet of the companies controlled by Omega Geração and Omega Energia, when applicable, were adjusted to the fair market value. Omega generation operating investments in energy assets were evaluated by income approach. This approach is based on the continuity of the activities of the cash-generating unit (UGC), its potential for generating future economic benefits, which are evaluated at present value by a discount rate that reflects the risks of the UGC. The share value of these subsidiaries in these companies was then adjusted on the basis of the equity method, based on fair market value of the equity of their subsidiaries.
Immobilized	It is recorded in the historical cost deducted by the accumulated depreciation, adjusted to its recovery values, when applicable. Depreciation is calculated by the linear method and takes into account the estimated economic life of the goods, revised annually, and adjusted prospectively, when applicable.	Considered the book value as no sign of adjustment to market value was identified.
Intangible	Represented by software and right of use. Intangible assets with defined useful life acquired are recorded at cost, deducted from amortization and losses due to reduction to accumulated recoverable value. Amortization is recognized linearly based on estimated useful life of assets. The estimated useful life and amortization method are reviewed at the end of each exercise and the effect of any changes in estimates is prospectively accounted for.	Considered the book value as no sign of adjustment to market value was identified.

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Berkan
AUDITORIA & CONSULTORIA

ACCOUNT GROUP	DESCRIPTION	ASSESSMENT CRITERIA
Loans and financing – rolling liabilities and long-term liabilities.	Financing for the acquisition of assets, working capital and others. These property items are initially recognized for the fair value in receiving the resources, net of transaction costs.	The financing, in most cases, has its charges fixed on the basis of CDI, IPCA or TJLP, for the case of specific financing taken from BNDES. According to the ITR's note of financial instruments, there is no market-relevant adjustments.
Debentures – rolling and long-term liabilities.	All Debentures were considered by their face values.	As noted in the note of financial instruments in the NRTIs, there are no relevant market adjustments.
Suppliers	Most of the obligations with suppliers were considered due by their accounting values, since they are very short-term liquidations.	Considered the book value as no sign of adjustment to market value was identified.
Labor and social obligations	Values considered by at face value.	Considered the book value as no sign of adjustment to market value was identified.
Tax obligations and other taxes and contributions	ICMS, PIS, COFINS, CSRF and other tax obligations to be collected were considered at the full amount due.	Considered the book value as no sign of adjustment to market value was identified.
Leasing – current and long-term liabilities.	The Company leases lands in the wind farms and binds the lease to a percentage of the revenues resulting from the energy generation of the enterprises. These contracts have duration similar to the government authorization periods for operation of the parks, usually 35 years. The Company recognizes a lease liability in the balance sheet at the present value of payments plus directly allocated costs	As noted in the note of financial instruments in the NRTIs, there are no market adjustments.
Deferred taxes – long-term chargeable	Tax debts constituted on advantageous purchase in the acquisition of Pirapora, Chui and Winds of Bahia 1 and 2	Considered the book value as no sign of adjustment to market value was identified.
Other obligations – current liabilities and Long term Liabilities.	Represented by: Customer advance: Anticipated energy sales contract receipts in which it will be appropriate for the same reason as the power delivered and invoiced competency. Related parts: They refer to the purchase of the shares of Assuruá – Eolic Centers Assuruá, owner of the projects Assuruá I and Assuruá II, in the interior of Bahia, of the IEER FIP and to the allocation of payroll and expense expenses (rentals, condominium, third-party services, office supplies and cleaning, among others). Labor contingency provisions: Values considered immaterial for accounting value review. Other Miscellaneous provisions: lower relevance ammounts.	Considered the book value as no sign of adjustment to market value was identified.

15

ASSET VALUATION – ENERGY INVESTMENTS

Projects	Description
Assuruá 4	In the Assuruá complex, located between the municipalities of Xique-Xique and Gentio do Ouro in the state of Bahia, are located the Assuruá 1, Assuruá 2 and Assuruá 3 wind complexes, owned by Omega Geração. Assuruá 4 is an expansion of the Project with an installed capacity of 211,5MW, works started in June/21.
Assuruá 5	Assuruá 5 is another expansion of the Assuruá Project with an installed capacity of 243.6MW, planned for the second quarter of 2022.
Sun Address	The Morada do Sol complex is located in the municipality of Aquiráz in the state of Ceará. The Morada do Sol project is located in a privileged region from the energetic potential point of view of energy resource and is located 30 km from Fortaleza, which favors the logistics of the enterprise. Installed capacity of 261.4MW, construction works planned for the first quarter of 2023.

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ASSETS ANALYZED WITHOUT ADJUSTMENT TO ASSIGNED MARKET

SOFTWARE

According to discussions with the company administration, the balance entered under the software/intangible item in the balance sheet of assets of the companies refers to software and programs aimed at the more efficient management of the operating units and all management of the volume of energy generated and marketed, this is an asset intended for internal use and not income-generating with third parties.

In this sense, and in view of the fact that the company already accounts for the historical cost incurred in the development of this asset and amortizes it according to its proper useful life, the valuation of this asset was not considered applicable.

CONTINGENCIES

Companies have probable contingency balances mapped and quantified by their administration, as disclosed in their financial statements.

Using the information of the active processes on June 30, 2021, there was an adjustment provision of 30% of the possible risk contingencies was determined, totaling R$ 60,65 million and for the remote risk processes no loss percentages were attributed, for adjustment in market value in companies.

OTHER ASSETS AND LIABILITIES

For the other assets and liabilities, after analysis and discussion with the company administration, no application or need to adjust the market was identified, and their accounting balances were considered as the best estimate of their respective market values.

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INFORMATION ABOUT THE EVALUATED COMPANIES

OMEGA GERAÇÃO S.A

Omega Geração is a reference investment platform and the largest renewable generator in Brazil. Its portfolio adds 1.869 MW of installed capacity, enough energy to supply approximately 430 thousand homes, including wind, water and solar operating assets. It is present from north to south in all energy sub-markets, combining geographic diversification with natural resources in high capacity-factor locations and first-line equipment.

Omega Geração is an energy company listed on the stock exchange and has had exponential growth in the last few years, 7.3x in 3 years.

Solar; 161...
Hydro; 83...
Wind;...
1
2
3
4
5
6
7
8
9
10

	Asset	Ins. Cap.	Share	Incorporation Date
Wind	1 | Delta Maranhão	426.0	100%	2017 2019 2020
	2 | Delta Piauí	144.6	100%	2014 2017
	3 | Ventos da Bahia 1 e 2	91.3*	50%	Dec-20
	4 | Assuruá	353.0	100%	2019 2020
	9 | Gargaú	28.1	100%	2012
	10 | Chuí	582.9	78% 99.99%	Nov-20
Hydro	5 | Serra das Agulhas	30.0	100%	2017
	6 | Pipoca	20.0	51%	2010
	8 | Indaiás	32.5	100%	2012
Solar	7 | Pirapora	180.5*	50%	2018
	Total	[illegible]		

1,869 MW of 100% renewable capacity | R$ 8.9 bn invested | 7.3x capacity growth since IPO | 776 ktons of CO_2 avoided¹

Founded in 2008, Omega Geração is a company that owns on June 30, 2021, the operation of 79 enterprises, considering their direct and indirect subsidiaries, located in the states of Maranhao, Mato Grosso do Sul, Minas Gerais, Bahia, Piauí, Rio de Janeiro and Rio Grande do Sul.

The activities are regulated and supervised by ANEEL. Any change in the regulatory environment may impact activities. The energy produced is mainly sold through long-term contracts, with fixed prices indexed to inflation, either in the regulated contracting environment, through the auctions promoted by ANEEL (ACR), or in the free contracting environment (ACL).

CORPORATE STRUCTURE

Omega Geração is controlled by Tarpon Resource Manager SA and LAMBDA background 3. It also has as shareholders: Compass Group LLC, Verde Asset Management S.A. and others.

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INFORMATION ABOUT THE EVALUATED COMPANIES

OMEGA GERAÇÃO CONTRACT PORTFOLIO

Omega's contract portfolio consists predominantly of long-term contracts, indexed to inflation and with high-quality credit counterparties.

These contracts are divided into:

- New Energy auctions (LEN) of annual and quadrienal[1] band availability contracts, which stabilize cash flow against monthly and annual variations;
- Reserve Energy auctions (READ) with annual and quadrennial bands and no exposure to spot prices, since any surplus or power generation deficit is sold within the PPA at fixed prices; and
- Bilateral HIPC with high-quality counterparties;

The Company's production is almost 100% contracted in the medium term (above 90% by 2023) and we remain focused on optimizing the energy balance and improving the operational performance of our assets to maximize the results on contracted revenues.

Omega Geração has 86,6%. of its portfolio compromised in the Long term between the ACR and ACL contracts. The weighted average term of the contracts of the Company's portfolio is currently 13,1 years.

2Q21 PPA Distribution (%)[2]

Uncontracted
4%
Bilateral
42%
Regulated
54%

[1] excess or energy deficits within the band are compensated at the end of the period.
[2] considers current operating portfolio and contemplates compensated at the end of the period. 50% participation in unconsolidated assets.

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INFORMATION ABOUT THE EVALUATED COMPANIES

OMEGA DESENVOLVIMENTO S.A. ("NEW OD")

New OD was formed from the transfer of selected assets from Omega Energia Desenvolvimento S.A. ("OD") to Omega Desenvolvimento S.A. ("New OD"). New OD is the subsidiary of the Company that owns renewable energy generation projects, notably wind and solar sources, as well as options to purchase new projects in the regions of better utilization of natural resources in Brazil.

The projects and purchase options that make up the portfolio are in different stages of development, commonly referred to as "early-stage", "Mid-stage", "late-stage", and "deployment." In this way, New OD acts as an incubator of high quality projects in the market with two forms of action: (i) performing the identification of areas with high energy potential and performing the development of projects in full; and (ii) prospecting and trading in the market projects in the most varied stages of development. In both situations New OD uses strict technical quality criteria with integrated development between land, communities, environment, energy resource and deployment project so that its projects will mature in a manner consistent with what will be built.

As provided for in its Bylaws, New OD has as its social object: (i) participation and development, either directly or through a joint venture (partnership), consortium or any other company in whose share capital New OD has a stake, of renewable energy assets, including, but not limited to, Small hydroelectric power plants (HCP) and wind farms (CGE) and biomass thermal power plants (UTE); (ii) participation in other societies; and (iii) ancillary activities necessary to fulfill the social object of New OD.

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STAFF INFORMATION

Bradlei Ricardo Moretti

Responsible Partner

47 3035-2668
47 99950-0126
bradlei@berkan.com.br

Bradlei has 25 years of experience in the provision of Audit and Consulting Services acting as a partner in a global audit firm (Ernst & young Auditors).

He is currently the responsible partner of **BERKAN. Responsible for the Audit work of Financial statements, Corporate Governance, risk Management and Internal Controls, for companies of various segments, mainly in the Utilities sector.**

Bradlei is Master in Accounting Science (FURB/SC), has MBA in the Electrical sector (FGV/SP), MBA in Administration (FGV/RJ), Postgraduate in Management Accounting and Finance (FAE/PR) and graduated Accounting Sciences (FURB/SC).

Has been certified Project Management Professional – PMI on 1245352 since March 2009; Certification in Control Self Assessment – CCSA; Certification in risk Management Assurance – CRMA; Member of the Institute of Internal Auditors of Brazil – IIA; Member of the Institute of Independent Auditors of Brazil – IBRACON; Affiliated to CRC/SC under SC 023618/O-6 and Registration in the National Register of Independent Auditors – CNAI under No 4028.

Tatiane Schmitz

Audit and Consulting Partner

47 3035-2668
47 99217-6721
tatiane.schmitz@berkan.com.br

Audit Partner at **BERKAN** Auditors with more than 10 years of professional experience. Of these, 03 years dedicated to the audit work of the financial statements at the EY Independent Auditors.

Tatiane is formed in Accounting Sciences by UDESC, post graduate in Audit and MBA in Project Management and Comptroller and Finance. He has already worked in several sectors, such as Civil Construction, Shopping Centers, diversified Product Industrias, Commerce and Retail, ports, Cooperative and Electrical sector. It has experience in auditing practices for BRGAAP and IFRS. It also has extensive knowledge of the auditing standards and methodologies related to NBC Pas and NBC Tas.

He has audited the financial statements of large national and international companies and is responsible for independent audit work, due diligence, accounting and financial consulting, *valuation, impairment* and HIPC.

He was responsible for client projects such as Engie, Eneva, Equatorial, Enerisa, Elera Renováveis, Statkraft, among others.

Tatiane is affiliated to CRC/SC under No. SC 038070/O and Registration in the National Register of Independent Auditors – CNAI under No 5006.

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COMPOSITION OF THE SHARES

Number of shares		Description
Number of shares (current)	196,597,201	Current number of shares
Cash shares	41	-
Number of shares (ex-treasury)	196,556,201	Discounting cash shares
SOP Adjustment	**137,158**	-
Shares exercised and not issued 2nd plan (1)	77,878	Dilution of SOP actions already exercised
Shares exercised and not issued 2nd plan (2)	40.39	
Shares exercised and not issued 2nd plan (3)	18.89	
Total Omega Geração shares (ex-treasury and SOP adjusted)	**196,693,359**	-
PUT Plural shares (lot 1)	3,236,607	Dilution of Plural put in lot 1 and Renobrax in lot 2
Renobrax actions (lot 2)	373	
Total Omega Geração shares (ex-treasury and adjusted by SOP and SVP)	**199,930,339**	**Total shares fully diluted**

Contribution controlling participation in Omega Geração	
Omega Geração Controllers shares	73,640,375
Omega Energia issued shares	109,711,038
Omega Energia shares (after control contribution)	**212,357,741**

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DESCRIPTION OF the CGUs

Project	Description	CGU	Participation*	Equity (R$ bi)
Assuruá	Assuruá wind Complex	CEA I	100%	220.50
Assuruá 2	Assuruá wind Complex	CEA II.	100%	973.00
Assuruá 3	Assuruá wind Complex	CEA III.	100%	253.75
Delta 1	Delta Piauí wind Complex	Delta 1	100%	308.98
Omega Geração 1	Delta Piauí wind Complex	Delta 2	100%	366.66
OE&I2	Delta Maranhao wind Complex	Delta 3 - LEN	100%	1,015.32
OE&I2	Delta Maranhao wind Complex	Delta 3 - READ	100%	197.54
Delta 5 I + Delta 5 II + Delta 6 I + Delta 6 II.	Delta Maranhao wind Complex	Delta 5/6	100%	458.28
Delta 7 + Delta 8	Delta Maranhao wind Complex	Delta 7/8	100%	447.12
Pirapora	Pirapora solar complex	Pirapora 1	50%	642.44
Pirapora	Pirapora solar complex	Pirapora 2	50%	403.28
Pirapora	Pirapora solar complex	Pirapora 3	50%	272.08
Gargaú	Gargaú wind complex	Gargu	100%	204.62
Pipoca	SHPP Pipoca	Pipoca	51%	136.09
Omega Geração 1	PCH Needle saw	Saw	100%	30.56
Indaiá Grande + Indaiazinho	Indaiás complex	Indaiás	100%	210.43
Chui	Chuí wind Complex	Geribatu	78%	641.57
Chui	Chuí wind Complex	Chui	78%	340.60
Chui	Chuí wind Complex	Hermenegildo	100%	461.71
Ventos da Bahia 1	VDB 1 wind Complex	VDB 1	50%	220.62
Ventos da Bahia 2	VDB 2 wind Cómplex	VDB 2	50%	839.75
Ventos da Bahia 3	VDB 3 wind Complex	VDB 3	50%	368.16
OMC	Omega Trading company	WTO	51%	-
Total investments evaluated				**7,160.47**

*participation of Omega Geração S.A. in the GCs

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DESCRIPTION OF the CGUs

Project	Description	CGU	Participation*	Equity (R$ bi)
Assuruá 4	Assuruá wind Complex	OD4	80%	798,241
Assuruá 5	Assuruá wind Complex	Assuruá V	60%	583,947
Sun Address	Morada do Sol Complex	OMDC	100%	338,406
Total investments evaluated				**1,327,334**

*New OD participation in UGCs

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Blumenau (SC)
+55 47 3035-2668
Rua Guarani, 63 Garcia - CEP 89021-110

Sao Paulo (SP)
Irai Avenue, 393, Room 135
Moema – CEP 04082-001.

Brasilia (DF)
SHIS QI 27, Consema 15, C20 - Lago SulBrasilia/DF - CEP 71675-150

www.berkan.com.br

EXHIBIT 10.2

ANALYSIS OF THE ECONOMIC VALUE OF THE PARTIES

CONFIDENTIAL SEPTEMBER 2021

DISCUSSION MATERIALS

Project Everlong

LAZARD

CONFIDENTIAL PROJECT EVERLONG

Disclaimer

Lazard Assessoria Financeira Ltda. ("Lazard") has been engaged by Omega Geração S.A. ("Omega Geração" or the Company) to support the Company and its Board of Directors (together with Omega Geração, our "Client") in the analysis of the strategic, economic and financial aspects of a potential transaction of combination with Omega Desenvolvimento S.A. ("Omega Desenvolvimento" or "Desenvolvimento", and, together with the Company, the "Companies") (the "Transaction"), as well as to negotiate the Transaction with the management of the Companies.

The work developed by Lazard has been exclusively prepared for the use of the Board of Directors of Omega Geração in connection with their analysis of the Transaction, as described further below, and shall not be used for any other purposes. For the avoidance of doubt, our work cannot be deemed as any kind of appraisal report or fairness opinion, for any legal or regulatory purposes, in Brazil or abroad.

We stress that Lazard has considered information provided by the management of the Companies, among other issues, but not limited to certain financial analysis and forecasts for the Companies, prepared and approved by their senior management. As part of our work, we have supported our Client and have held discussions with and among members of the senior management of the Companies with respect to the business and prospects of the Companies, as well as Omega Geração in the debate of future scenarios and forecasts for Omega Desenvolvimento business.

In preparing our analyses, we have assumed and relied, with the express consent of our Client and without independent verification, on the accuracy, content, truthfulness, consistency, completeness, sufficiency and integrity of the financial, accounting, legal, tax and other information provided to or discussed with us. In addition, Lazard has relied on the Companies' representation and warranty that any information provided by them to Lazard (i) were prepared in good faith, (ii) reflect the best currently available estimates and (iii) reflect the good faith judgments of the Companies.

The valuation analysis and the results therefrom do not purport to reflect the prices at which the Company or their securities could be sold, nor take into account any element of value that may arise from the accomplishment or expectation of the proposed Transaction. It is important to stress that we are not an accounting firm and we did not provide accounting or audit services in connection with Desenvolvimento. In addition, since these valuation analyses are based upon forecasts of future financial results, they are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analysis and forecasts.

Our analyses are valid exclusively on the date hereof, as future events and other developments may affect the conclusions therein. We do not commit to update, review, revise or revoke our analyses, but we reserve the right to do so, as a result of any subsequent event or development or for any other reason. Our analyses have not encompassed soliciting indication of interest from third parties to acquire, in whole or in part, the shares issued by Desenvolvimento. Accordingly, the results contained in our analysis do not necessarily correspond to, and should not be construed as representative of, the price at which Desenvolvimento could be potentially sold to a third party.

Our analysis is exclusively addressed to our Client and does not evaluate the underlying business decision by Omega Geração to engage in the Transaction and does not constitute a recommendation to any of Omega Geração and/or the holders of its shares (including, but not limited to, as to how any such holder shall exercise its rights to vote or any other rights with respect thereto).

In preparing our analysis, in accordance with applicable laws and regulations, we did not take into account the tax consequences of the Transaction for the holders of the Omega Geração shares. The financial calculations contained in our analysis may not always result in a precise sum due to rounding.

LAZARD

PROJECT EVERLONG CONFIDENTIAL

Initial Considerations

Lazard was engaged as financial advisor to Omega Geração ("Company" or "OG") on the potential combination with Omega Desenvolvimento ("OD") to create Omega Energia ("OE")

- **Lazard is advising OG and its Board of Directors on the potential combination with OD, evaluating the strategic and financial merits of a transaction, and supporting OG and its Board of Directors in the negotiation of the terms of a potential combination with OD**
- **As part of its scope, Lazard prepared certain financial analysis for the Board of Directors of OG**
  - Lazard received from OD its management business plan, and supporting valuation analysis
  - Lazard worked alongside OG to assess more conservative scenarios for the DCF analysis received, and as a result arrived at the DCF Adjusted Base Case Valuation Range
  - The aforementioned changes to OD's valuation analysis included reviewing discount rates for each of the considered assets/ pipeline, and excluding values attributed to certain parts of OD's business, that are assumed as potential upsides (e.g., future U.S. operations). Importantly, the rates used for the Adjusted Base Case Valuation Range are in line with historical rates used by OG's Related Party Committee ("RPC") on the negotiation of all-shares transactions for the acquisition of assets from OD
  - Other assumptions, including PPA prices, development expenses, leverage and macroeconomic assumptions are in accordance with OG's strategic plan
  - In addition to the DCF analysis, Lazard also performed multiples-based valuation analysis

LAZARD 1

PROJECT EVERLONG CONFIDENTIAL

Transaction Structure Overview

Creation of Omega Energia

Controlling Shareholders
OG Free Float
Omega Energia
100%
37%
63%
Omega Desenvolvimento
Omega Geração
49%
51%
Omega US
OMC

Merger of Omega Geração Shares by Omega Energia

Controlling Shareholders
OG Free Float
Omega Energia
Omega Desenvolvimento
Omega Geração
49%
51%
Omega US
OMC

- **Creation of Omega Energia, the new holding company for OG and OD**
- **Capital increase in OE by means of contribution of the equity interest held by controlling shareholders in OG and OD into OE**
- **Merger of OG shares by OE**

LAZARD

Note: Summarized structure for discussion purposes, as disclosed by the company on the transaction announcement.

2

PROJECT EVERLONG CONFIDENTIAL

Transaction Merits and Potential Value Creation Beyond the DCF Adjusted Base Case: "One Omega"

(R$ in billions, except if otherwise noted)

- ✓ **Leading digital renewable energy platform**
- ✓ **Streamlines and accelerates future growth**
- ✓ **Full control of development pipeline, asset operation and maintenance and energy commercialization under one management team**
- ✓ **Company with best-in-class corporate governance**
- ✓ **Better access to capital under one unified umbrella**
- ✓ **Unlocks relevant synergies**
- ✓ **Opportunity to expand into the U.S. market with an attractive growth agenda**

R$2.7bn(a)
R$2.4bn
By 2023
+ 0.7GW
+ R$0.4bn Annual EBITDA(e)
R$0.3bn
By 2024
+ 1.4GW
+ R$0.7bn Annual EBITDA(e)
R$0.9bn
Up to R$1.2bn
Up to R$1.0bn
Value creation to OG shareholders of up to ~35% (d)
Up to R$4.9bn
+ U.S. expansion plan
+ OMC growth plan
+ Potential value creation of early-stage assets valued at COD (Ke @ RPC)(b)
OD Midpoint DCF Valuation of Adjusted Base Case
Late-stage
Mid-stage
Potential value creation at COD (Ke @ RPC)(b)
Potential Deal Synergies(c)
Potential Value Including Initial Value Creation
Potential Upsides
Potential Total Value w/ Upsides

LAZARD

Source: Omega.

(a) Value within range of sensitized discount rates. Per proposed exchange ratio, value assumes OG valued at premium to market. Assuming OG at market (closing price of 23-Sep-21) would imply OD at R$2.4 billion.

(b) Omega Geração Related Parties Committee ("RPC") latest reference for cost of equity of operating assets (see slide 7).

(c) Potential synergies of tax shield created from OMC consolidation, and acceleration of reduction of cost of debt and bank guarantees elimination.

(d) Assumes R$35.06 price per share for OG (closing price of 23-Sep-21).

(e) Considers each asset 1st full-year EBITDA.

3

PROJECT EVERLONG CONFIDENTIAL

Omega Energia vs. Integrated Renewables Platforms

Growth profile of Omega Energia vis-à-vis its international peers can contribute for a re-rating

2022E EV/EBITDA
~11x
~14x
~13x
~14x
Europe
~12x
N. America
Omega Energia(a)
edp renewables (c)
voltalia(c)
International Median (b)

2024E EV/EBITDA
~6x
~12x
~9x
~12x
N. America
~11x
Europe
Omega Energia(a)
edp renewables (c)
voltalia(c)
International Median (b)

Source: Factset – EVs and estimated broker's consensus EBITDAs (as of 23-Sep-21), Bloomberg (Voltalia estimated EBITDA of 2024), Omega.

(a) Illustratively considering Omega Energia fully diluted shares and OG price per share of R$35.06 (closing price of 23-Sep-21).

(b) Europe: Orsted, EDP Renováveis, Solaria, Neoen, ERG, Falck Renewables and Voltalia; and North America: NextEra, Brookfield Renewables, Clearway Energy, Atlantica Yield and TransAlta Renewables.

(c) Brazilian Capacity as % of total capacity for Voltalia and EDP-R are 68% and 4%, respectively.

LAZARD 4

CONFIDENTIAL PROJECT EVERLONG

I Omega Desenvolvimento Value Assessment – Selected Rates and Management Business Plan

LAZARD

PROJECT EVERLONG

| OMEGA DESENVOLVIMENTO VALUE ASSESSMENT – SELECTED RATES AND MANAGEMENT BUSINESS PLAN

Omega Desenvolvimento: Business Plan – Asset Detail

Includes only assets to be contributed to Omega Energia

- Remaining projects at "legacy OD" to be discontinued over time (i.e., no competition with Omega Energia)

Project	Location	Type	COD	Installed Capacity (MW AC)	PPA Assumption Price R$/ MWh	PPA Assumption Tenor years	Capex/ MW[a] R$000/ MW
Assuruá 4 *(under construction)*	BA	Wind	1Q23	212	170	10	5.6
Morada do Sol	CE	Solar	2Q23	261	170	10	3.2
Assuruá 5	BA	Wind	3Q23	244	170	10	5.4
Late-Stage / Under Construction				**717**			
Kuara	CE	Solar	1Q24	928	165	10	3.2
Assuruá Exp	BA	Wind	3Q24	273	165	10	5.4
Delta Exp	MA / PI	Wind	3Q24	218	165	10	5.8
Mid-Stage				**1,419**			
Early-Stage Brazil[b]		Wind \ Solar	**3Q24 – 3Q27**	**3,500**			
Total				**5,636MW**			

Source: Omega Desenvolvimento.
Note: Capacity figures in MW A/C (implied MWp to MW conversion rate of ~0.84 MWAC/ MWp).
(a) MWp in case of solar projects.
(b) Envisioned expansions in existing sites until 2025, including Kuara, Assurua, Ibiapaba and others (does not include company's full portfolio).

LAZARD

5

PROJECT EVERLONG

| OMEGA DESENVOLVIMENTO VALUE ASSESSMENT – SELECTED RATES AND MANAGEMENT BUSINESS PLAN

Omega Desenvolvimento: Business Plan – Late- and Mid-Stage Assets' Status

Brazilian late-stage and mid-stage alone add 2.1GW until 2024

	Late-Stage Development			Mid-Stage Development		
	Assuruá 4	Morada do Sol	Assuruá 5	Kuara	Assuruá Exp	Delta Exp
PPA as % of Contracted Target (10yr PPA)[a]	~100%	~85%[c]	~90%	*~40% covered by OMC existing pipeline under negotiation*		
Preliminary License (LP)	✓	✓	✓	Q4/21	✓	✓
Installation License (LI)	✓	Q4/21	Q4/21	Q2/22	Q2/22	✓ Q2/22[d]
DRO[b]	✓	✓	✓	✓	Q4/21	✓
Grant Request *("Pedido de Outorga")*	✓	✓	✓	Q1/22	Q1/22	Q1/22
Grant *("Outorga")*	✓	✓	Q4/21	Q3/22	Q3/22	Q3/22
Interconnection	Gentio de Ouro II *(230kV / 1.3GW)*	Aquiraz II *(230kV / 650MW)*	Gentio de Ouro II *(230kV / 370MW)*	Jaguaruana II *(230-500kV / 2.1GW)*	Gentio de Ouro II *(500kV / 2.6GW)*	Parnaíba II/Miranda II *(230-500kV/0.2-0.6MW)*
Access Information *("Informação de Acesso")*	✓	✓	✓	Q4/21	Q1/22	Q1/22
Access Information Report *("Parecer de Acesso") - LT Risk*	Q1/22	Q2/22	Q1/22	Q4/22	Q4/22	Q4/22

Less cash flow uncertainty/ de-risked: contracted PPAs, licenses and certifications obtained, financing contracted, etc.

More cash flow uncertainty/ execution risk: financing not contracted, PPAs under discussion, certifications and licenses under analysis, etc.

LAZARD

6

Source: Omega Desenvolvimento.

(a) Target PPA contracted portion is 85% of the physical guarantee.

(b) Despacho de Requerimento de Outorga.

(c) Estimated to be concluded in the coming weeks.

(d) LI granted for Delta 4 and expected to Q2/22 for Delta 10.

PROJECT EVERLONG

| OMEGA DESENVOLVIMENTO VALUE ASSESSMENT – SELECTED RATES AND MANAGEMENT BUSINESS PLAN

Assessing the Value of Omega Desenvolvimento: Adjusted Base Case Valuation Range

Validates and replicates DCF methodology of the RPC for recent transactions for shares, adjusting the discount rates to take into consideration (i) stage of development of each asset, and (ii) OD track-record of delivering projects on-budget and on-time

- 80-bps premium from OG to OD asset @COD, RPC Apr-21 reference
- Liaised with OG and OD management teams for additional risk premium for late-, mid- and early-stage projects:
  - Considering OD's development track record, 50 bps were added in relation to construction risk of late-stage projects
  - Up to 350 bps premium between OG and OD mid- and early-stage assets up to + 350 bps[a]
RPC Rate
0.80%
RPC Rate
0.50%
OD Developed Asset
1.25%
1.00%
Omega Geração (Developed Assets)
Omega Desenvolvimento (Developed Assets)
Late-stage Development
Mid-stage Development
Early-stage Development

- OMC valued considering a multiple of 2021E budget (aligned with the historical methodology of the RPC)
- US expansion considered as an upside (not included in the valuation)

LAZARD

Source: Omega Geração.
(a) Subject to the project return, i.e., project minimum value of zero.

7

PROJECT EVERLONG

I OMEGA DESENVOLVIMENTO VALUE ASSESSMENT – SELECTED RATES AND MANAGEMENT BUSINESS PLAN

Omega Desenvolvimento: Value Allocation by Asset

Over 80% of value attributed to late- and mid-stage assets and 49% interest in OMC

- Value distribution does not include additional upsides such as synergies and U.S. expansion

Capacity
~5.6GW
13%
25%
62%
Equity Value(a)
~R$2.7bn
12%
38%
33%
17%
71%
Early-stage
Mid-stage
Late-stage
OMC (49%)

- If mid-stage assets were priced using late-stage discount rates, all else equal, they would jointly grow to represent **85% of the total equity value**[a]
- If late- and mid-stage assets were priced using RPC's reference for assets at COD, they would jointly grow to represent **115% of the total equity value**[a]

Late /mid-stage assets as % of total asset value[a] (R$2.7bn) when valued at different discount rates

71%
85%
115%
Page 7
Mid-stage at Late-stage rates
Late- and Mid-Stage at RPC rate for COD

LAZARD

Source: *Omega Desenvolvimento.*
Note: Capacity figures in MW A/C (implied MWp to MW conversion rate of ~0.84 MWAC/ MWp).
(a) Considering DCF Adjusted Base Case Valuation.

8

EXHIBIT 12.6

APPRAISAL REPORT OF SHARES ISSUED BY OMEGA GERAÇÃO S.A. TO BE

MERGED BY OMEGA ENERGIA S.A.

APPRAISAL REPORT
AP-00807/21-01
OMEGA GERAÇÃO S.A.

APPRAISAL REPORT:	AP-00807/21-01	APPRAISAL DATE:	June 30th, 2021

APPRAISAL REPORT OF OMEGA GERAÇÃO S.A. EQUITY SHARES, IN ACCORDANCE WITH ACCOUNTING BOOKS

APSIS CONSULTORIA E AVALIAÇÕES LTDA., limited simple society, established at Rua do Passeio, no. 62, 6th floor, Centro, City and State of Rio de Janeiro, subscribed with the Corporate Taxpayer Registry (CNPJ) of the Brazilian Ministry of Economy under no. 08.681.365/0001-30, registered in the Regional Accounting Council of Rio de Janeiro under the no. 005112/O-9, represented herein by its undersigned partner, Mr. LUIZ PAULO CESAR SILVEIRA, accountant, bearer of Brazilian National General Registry no. 89100165-5/D, subscribed in the Individual Taxpayer Registry under no. 886.681.937-91 and registered in the Regional Accounting Council of Rio de Janeiro under the no. 118.263/P-0, resident and domiciled on the City and State of Rio de Janeiro, with head office located at Rua do Passeio, no. 62, 6th floor, Centro, City and State of Rio de Janeiro, was nominated by OMEGA ENERGIA S.A., hereinafter denominated OMEGA ENERGIA (NK 124), established at Rua Elvira Ferraz, no. 68, 12th floor, Offices 123 and 124, Vila Olímpia, City and State of São Paulo, subscribed with the Corporate Taxpayer Registry of the Brazilian Ministry of Economy under the no. 42.500.384/0001-51 to proceed with the equity share's appraisal report of OMEGA GERAÇÃO S.A., hereinafter denominated OMEGA GERAÇÃO, established at Rua Elvira Ferraz, no. 68, 12th floor, Office 123 and 124, Vila Olímpia, City and State of São Paulo, subscribed with the Corporate Taxpayer Registry of the Brazilian Ministry of Economy under the no. 09.149.503/0003-60, in accordance with the Brazilian accounting practices, features next the result of its work.

Appraisal Report AP-00807/21-01 1

1. APPRAISAL REPORT PURPOSE

The purpose of this report is to issue an appraisal report on OMEGA GERAÇÃO's shares, by book value on June 30th, 2021, in accordance with the accounting practices adopted in Brazil and the article no 252 from Law no 6.404/76, to support the merger of non-controller shares of OMEGA GERAÇÃO into NK 124.

2. COMPANY'S RESPONSIBILITY FOR ACCOUNTING INFORMATION

The company's management is responsible for the bookkeeping and elaboration of the accounting information in accordance with Brazilian accounting practices, as well as for the relevant internal controls necessary to prepare the accounting information, without distortions, whether these distortions were caused by fraud or error. The summary of the main accounting practices adopted by OMEGA GERAÇÃO is described in the Attachment 2 of this APPRAISAL Report.

3. WORK ASSUMPTIONS AND ACCOUNTANT'S RESPONSIBILITY

It's our responsibility to present a conclusion on OMEGA GERAÇÃO's shareholders equity as of June 30th, 2021, in accordance with the Technical Communication CTG 2002, approved by the Federal Accounting Council (CFC), which regulates the procedures to issue appraisal Reports. Thus, we've examined the company's balance sheet in accordance with the applicable accounting standards and in compliance with ethical requirements. In addition, we have planned and carried out to obtain reasonable assurance that the balance sheet and shareholders' equity for the preparation of our appraisal Report is free from material misstatement.

The issuance of an appraisal Report involves the execution of procedures to obtain evidence regarding the accounted amounts. This analysis depends on the accountant's judgment, including the assessment of the risks of significant distortion in shareholders' equity, regardless of whether it is caused by fraud or error. In this assessment, the accountant considers the internal controls relevant to the company's balance sheet and the appropriate processes to the circumstances, but it doesn't have the objective of expressing an opinion on the effectiveness of such documents.

The work also includes assessing the adequacy of the accounting policies used, and the reasonableness of the accounting estimates made by OMEGA GERAÇÃO's management. We believe that the evidence obtained is sufficient and adequate to support our conclusion.

Appraisal Report AP-00807/21-01 2

4. CONCLUSION

Based on the work performed, we've concluded that the amount, as of June 30th, 2021, that represents total **OMEGA GERAÇÃO's** net equity (100%) is **BRL 3,633,678,026.01** (three billion, six-hundred and thirty-three million, six-hundred and seventy-eight thousand, twenty-six reais and one cent). The merged non-controllers shares of **OMEGA GERAÇÃO**, represented by 46,98% of the company's net equity is **R$ 2,295,284,794.63** (two billion, two-hundred and ninety-five million, two-hundred and eighty-four thousand, seven-hundred and ninety-four reais and sixty-three cents) recorded in the accounting books and summarized in Attachment 1, represents, in all material respects, the share's equity of **non-controller shareholders**, as of June 30th, 2021, valued in accordance with Brazilian accounting practices. The description of the company's shares can be seen in Attachment 2 from this Appraisal Report.

5. CONVENIENCE TRANSLATION INTO ENGLISH

This is a free translation into English of the Appraisal Report issued in Portuguese and is provided solely for the convenience of English-speaking readers. This report should be read in conjunction with and construed in accordance with Brazilian law and professional accounting standards applicable in Brazil.

São Paulo, September 23th, 2021.

APSIS CONSULTORIA E AVALIAÇÕES LTDA.
CRC/RJ 005112/O-9

LUIZ PAULO CESAR SILVEIRA:88668193791

Assinado de forma digital por LUIZ PAULO CESAR SILVEIRA:88668193791
Dados: 2021.09.23 18:35:36 -03'00'

LUIZ PAULO CESAR SILVEIRA
Vice President (CRC/RJ 118.263/P-0)

Appraisal Report AP-00807/21-01 3

6. LIST OF ATTACHMENTS

1. SUPPORT DOCUMENTATION - BALANCE SHEET
2. SUMMARY OF THE MAIN ACCOUNTING PRACTICES ADOPTED BY OMEGA GERAÇÃO
3. GLOSSARY

RIO DE JANEIRO - RJ
Rua do Passeio, nº 62, 6º Andar
Centro, CEP 20021-280
Tel.: + 55 (21) 2212-6850 Fax: + 55 (21) 2212-6851

SÃO PAULO - SP
Rua Bela Cintra, nº 1.200, Conj. 21 e 22
Cerqueira César, CEP 01415-001
Tel.: + 55 (11) 4550-2701

Appraisal Report AP-00807/21-01 4

DocuSign Envelope ID: DD941868-20D6-46CF-840E-5D711CE3DE3E

Omega Geração S.A.

Ativo	30 de junho de 2021	Aumento de capital pelo exercício de opções em Ago/21	Aumento de capital pelo exercício de opções após Set-21	Integralização do adiantamento para futuro aumento de capital	Aumento de capital com emissão de ações - Brave Winds	Controladora 30 de junho de 2021
Circulante						
Caixa e equivalentes de caixa	199,572,351.25	4,783,335.66	2,012,794.89			206,368,481.80
Clientes	84,726,680.88					84,726,680.88
Dividendos a receber	17,156,660.90					17,156,660.90
Outros créditos	284,786,766.82			- 180,303,811.82		104,482,955.00
	586,242,459.85	4,783,335.66	2,012,794.89	- 180,303,811.82	-	412,734,778.58
Não circulante						
Caixa restrito	-					-
Clientes	-					-
IRPJ e CSLL diferidos	-					-
Outros créditos	53,448,682.86					53,448,682.86
	53,448,682.86	-	-	-	-	53,448,682.86
Investimentos	5,202,739,025.28			180,303,811.82	117,994,394.49	5,501,037,231.59
Imobilizado	8,720,730.96					8,720,730.96
Intangível	16,394,271.75					16,394,271.75
	5,227,854,027.99	-	-	180,303,811.82	117,994,394.49	5,526,152,234.30
	5,281,302,710.85	-	-	180,303,811.82	117,994,394.49	5,579,600,917.16
Total do ativo	5,867,545,170.70	4,783,335.66	2,012,794.89	-	117,994,394.49	5,992,335,695.74

DocuSign Envelope ID: DD941868-20D6-46CF-840E-5D711CE3DE3E

Passivo e Patrimônio líquido	30 de junho de 2021	Aumento de capital pelo exercício de opções em Ago/21	Aumento de capital pelo exercício de opções após Set-21	Integralização do adiantamento para futuro aumento de capital	Aumento de capital com emissão de ações - Brave Winds	30 de junho de 2021
Circulante						
Fornecedores	64,978,334.93					64,978,334.93
Empréstimos, financiamentos e debêntures	58,484,215.99					58,484,215.99
Obrigações trabalhistas e tributárias	18,593,105.40					18,593,105.40
Passivos de arrendamentos	3,204,925.60					3,204,925.60
Outras obrigações	149,556,869.55					149,556,869.55
	294,817,451.47	-	-	-	-	294,817,451.47
Não circulante						
Empréstimos, financiamentos e debêntures	2,002,452,112.48					2,002,452,112.48
Fornecedores	-					-
Passivos de arrendamentos	10,664,672.06					10,664,672.06
IRPJ e CSLL diferidos passivos	41,080,223.25					41,080,223.25
Outras obrigações	9,643,210.47					9,643,210.47
	2,063,840,218.26	-	-	-	-	2,063,840,218.26
Total do passivo	**2,358,657,669.73**	-	-	-	-	**2,358,657,669.73**
Patrimônio líquido						
Capital social	3,839,188,573.13	4,783,326.58	2,012,794.89		116,699,599.06	3,962,684,293.66
Ações em tesouraria	- 1,663,552.63					- 1,663,552.63
Custo com captação de recursos	- 72,944,185.42					- 72,944,185.42
Reservas de capital	135,483,635.29	9.08			1,294,795.43	136,778,439.80
Reservas de lucro	241,616,784.89					241,616,784.89
Ajuste de avaliação patrimonial	- 391,024,695.60					- 391,024,695.60
Prejuízos acumulados	- 241,769,058.69					- 241,769,058.69
Patrimônio líquido atribuível aos controladores	**3,508,887,500.97**	**4,783,335.66**	**2,012,794.89**	-	**117,994,394.49**	**3,633,678,026.01**
Participação dos não controladores	-					
Total do patrimônio líquido	**3,508,887,500.97**	**4,783,335.66**	**2,012,794.89**	-	**117,994,394.49**	**3,633,678,026.01**
Total do passivo e patrimônio líquido	**5,867,545,170.70**	**4,783,335.66**	**2,012,794.89**	-	**117,994,394.49**	**5,992,335,695.74**

DocuSigned by:
Wiliam Franco de Oliveira
F28174F513174C3...
Wiliam Franco de Oliveira
CPF - 289.635.538-33
CRC 1SP256533/O-3

SUMMARY OF THE MAIN ACCOUNTING PRACTICES ADOPTED BY OMEGA GERAÇÃO

- **Investments**

In accordance with Brazilian law and professional accounting standards applicable in Brazil, it is mandatory for the investments to be accounting through asset equity method for subsidiaries, affiliates, and jointly controlled entities. OMEGA GERAÇÃO's investments is summarized below.

Controlling Company (BRL thousands)	
Company	As of June 30th, 2021
Asteri	140.969
Delta 1	96.469
Delta 5 I	35.769
Delta 5 II	35.402
Delta 6 I	38.049
Delta 6 II	29.240
Delta 7	63.745
Delta 8	36.072
Indaiá Grande	77.958
Indaiazinho	47.775
Omega Geração 1	239.262
OE&I2	470.808
OMC	-18.573
OMGC	-13.724
Pirapora	167.182
Assuruá	570.499
Assuruá 3	234.985
Chuí	1.676.060
Ventos da Bahia 1 e 2	368.687
Mais-valia	906.106
Total	5.202.740

- **Accounts payable (current and long-term liabilities)**

Consists in diverse liabilities, where most relevant account is due to Assuruá I and Assuruá II acquisition, wind farms located in the State of Bahia, Brazil.

- **Long-term Loans, Financing and Debentures**

Mainly composed by debentures issued by OMEGA GERAÇÃO. In addition to previous issued debentures, OMEGA GERAÇÃO has concluded in March 15th, 2021, a single series, non-convertible, simple debenture of the company's third issuance. Adding up to BRL 1,050,000.00, an eight year debt, annual repayment, according to a customized rate. Compensation interest will be paid semiannually at CDI (Brazilian Interbank Interest Rate) + 1,99% per year. The debentures were considered green debentures by an independent opinion issued by a specialized consulting.

Appraisal Report AP-00807/21-01 - Attachment 2 1

- **Company Shares**

The company shares on June, 30th, 2021 are described in the chart below:

	Art. 252	
R$	R$	%
Adjusted Capital Stock	3.633.678.026,01	100,00%
Total Shares (excluding treasury)	199.930.339	100,00%
Adjusted Capital Stock/Shares	18,174720	-
# merged Stocks	126.289.964	63,166983%
Merger value	2.295.284.794,63	63,166983%

In addition, the chart below indicates the subsequent event from OMEGA ENERGIA (NK 124), such as the following number of shares, in accordance with the accounting practices adopted in Brazil and the article no 252 from Law no 6.404/76:

OMEGA ENERGIA (NK 124) Pré-merger	
Capital Stock	100,0
Number of Shares	100
Price/Share	1,0

Contribution of new OMEGA DESENVOLVIMENTO	
Net Holdings of new OMEGA DESENVOLVIMENTO	102.646.603,83
Share price	1,00
#new shares OMEGA ENERGIA (NK 124)	102.646.603,00
#Shares OMEGA ENERGIA (NK 124) post contribution of new OMEGA DESENVOLVIMENTO	102.646.703

Controllers' contribution on OMEGA GERAÇÃO	
OMEGA ENERGIA (NK 124) value (post contribution of new OMEGA DESENVOLVIMENTO)	2.710.000.000,00
OMEGA ENERGIA (NK 124) price/share (post contribution of new OMEGA DESENVOLVIMENTO)	26,40
OMEGA GERAÇÃO value	7.863.888.040,00
#Shares OMEGA GERAÇÃO	199.930.339
Price/Share OMEGA GERAÇÃO	39,33
Replacement Ratio	1,4898
#Controllers Shares OMEGA GERAÇÃO	73.640.375
#New Shares OMEGA ENERGIA (NK 124)	109.711.038,00
#Shares OMEGA ENERGIA (NK 124) (post controllers' contribution)	212.357.741,00

Minority shares' merger on OMEGA GERAÇÃO	
OMEGA ENERGIA (NK 124) value (post contribution of new OMEGA DESENVOLVIMENTO)	5.606.507.189,05
OMEGA ENERGIA (NK 124) price/share (post contribution of new OMEGA DESENVOLVIMENTO)	26,40
OMEGA GERAÇÃO value	7.863.888.040
#Shares OMEGA GERAÇÃO	199.930.339
Price/Share OMEGA GERAÇÃO	39,33
Replacement Ratio	1,4898
#Minority Shares OMEGA GERAÇÃO	126.289.964
#New Shares OMEGA ENERGIA (NK 124)	188.149.544
#Shares OMEGA ENERGIA (NK 124) (post minority's contribution)	400.507.285
% Controllers Shares	53,02%
% Minority Shares	46,98%

Appraisal Report AP-00807/21-01 - Attachment 2 2

Glossary

A

Amortization
Systematic allocation of the depreciable value of an asset over its useful life.

Asset
A resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach
Valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

B

Base Date
Specific date (day, month and year) of application of the assessment value.

Basic Infrastructure
Urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

Book Value
The value at which an asset or liability is recognized on the balance sheet.

Business Combination
Union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

C

CAPEX (Capital Expenditure)
Fixed asset investments.

Capital Structure
Composition of a company's invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow
Cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, nonoperating, etc...).

Cash Flow on Invested Capital
Cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit
Cmallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Company
Commercial or industrial entity, service provider or investment entity holding economic activities.

Conservation Status
Physical status of an asset as a result of its maintenance.

Control
Power to direct the strategic policy and administrative management of a company.

Cost
The total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital
Expected rate of return required by the market as an attraction to certain investment funds.

CFC
Conselho Federal de Contabilidade

CPC (Comitê de Pronunciamentos Contábeis)
Accounting Pronouncements Committee.

CVM
Securities and Exchange Commission.

D

Date of Issue
Closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow
Discounted cash flow.

D & A
Depreciation and amortization.

Depreciable Value
Cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value.

Depreciation
Systematic allocation of the depreciable value of an asset during its useful life.

Direct Production Cost
Spending on inputs, including labor, in the production of goods.

Discount Rate
Any divisor used to convert a flow of future economic benefits into present value.

E

EBIT (Earnings before Interest and Taxes)
Earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)
Earnings before interest, taxes, preciation and amortization.

Economic Benefits
Benefits such as revenue, net profit, net cash flow, etc.

Enterprise
Set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial / residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value
Economic value of the company.

Equity Value
Economic value of the equity.

Expertise
Technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

F

Facilities
Set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

Fair Market Value
Value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Financial Lease
That which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset
Tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

G

Goodwill
See Premium for Expected Future Profitability.

I

IAS (International Accounting Standards)
Principles-based standards, interpretations and the framework adopted by the International Accounting Standards Board (IASB). See International Accounting Standards.

IASB (International Accounting Standards Board)
International Accounting Standards Board. Standard setting body responsible for the development of International Financial Reporting Standards (IFRSs).

apsis

IFRS (International Financial Reporting Standards)
International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment
See Impairment losses

Impairment Losses (impairment)
Book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach
Valuation method for converting the present value of expected economic benefits.

Indirect Production Cost
Administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Intangible Asset
Identifiable non-monetary asset without physical substance. This asset is identifiable when: a) it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; b) it arises from contractual or other legal rights, regardless of whether those rights are transferable or separable from the entity or from other rights and obligations.

International Accounting Standards (IAS)
Standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Investment Property
Property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for use in the production or supply of goods or services, as well as for administrative purposes.

Investment Value
Value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

L

Liability
Present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidity
Ability to rapidly convert certain assets into cash or into the payment of a certain debt.

M

Market Approach
Valuation method in which multiple comparisons derived from the sales price of similar assets are adopted.

Multiple
Market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc...).

N

Net Debt
Cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long-term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets
Those not directly related to the company's operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

O

Operating Assets
Assets that are basic to the company's operations.

Operating Lease
That which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

apsis

P

Parent Company
An entity that has one or more subsidiaries.

Premium for Expected Future Profitability (goodwill)
Future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value
The estimated present value of discounted net cash flows in the normal course of business.

Price
The amount by which a transaction is performed involving a property, a product or the right thereto.

Property
Something of value, subject to use, or that may be the object of a right, which integrates an equity.

R

Real Estate
Property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value
The highest fair value of an asset (or cashgenerating unit) minus the cost of sales compared with its value in use.

Remaining Life
A property's remaining life.

Replacement Cost
A property's reproduction cost less depreciation, with the same function and features comparable to the property assessed.

Replacement Value for New
Value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost
Expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation
A property's reproduction cost less depreciation, considering the state it is in.

Residual Value
Value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset
Estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

S

Shareholders' Equity at Market Prices
See Assets Approach.

Subsidiary
Entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation
Documentation raised and provided by the client on which the report premises are based.

T

Tangible Asset
Physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report
Detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

U

Useful Economic Life
The period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

V

Valuation
Act or process of determining the value of an asset.

Valuation Methodology
One or more approaches used in developing evaluative calculations for the indication of the value of an asset.

apsis